                                                                    EXHIBIT 10.7


                              AGREEMENT OF SUBLEASE

                                 BY AND BETWEEN

                           DESIGNS, INC. (SUBLANDLORD)

                                       AND

                        ATREVE SOFTWARE, INC. (SUBTENANT)

                            DATED AS OF JULY 1, 1998

                                TABLE OF CONTENTS

SECTION                                                                     PAGE

1.  Subleasing of Subleased Premises ......................................... 1
2.  Term ..................................................................... 1
3.  Base Rent ................................................................ 3
4.  Additional Rent .......................................................... 3
5.  Care, Repair, Maintenance, Surrender and Restoration of the
    Subleased Premises ....................................................... 5
6.  Inspection of Subleased Premises ......................................... 6
7.  Use ...................................................................... 6
8.  Subordination to and Incorporation of Terms of Prime Lease................ 7
9.  Subtenant's Obligations .................................................. 8
10. Sublandlord's Obligations ................................................ 8
11. Covenants with respect to the Prime Lease ................................ 8
12. Modification of Prime Lease .............................................. 9
13. Insurance ................................................................10
14. Waiver Of Subrogation ....................................................10
15. Indemnification ..........................................................10
16. Subtenant's Work .........................................................11
17. Condition of the Subleased Premises and Subtenant's Changes,
    Alterations, Additions and/or Modifications...............................12
18. Default ..................................................................12
19. Destruction, Fire and other Casualty .....................................13
20. Termination in Event of Taking ...........................................14
21. Abatement of Rent ........................................................14
22. Environmental Indemnification ............................................14
23. Consents .................................................................15
24. Sublease Conditional Upon Certain Consents ...............................15
25. Holdover at The End of Term ..............................................16
26. Security.. ...............................................................16
27. Assignment and Subletting ................................................16
28. Notices ..................................................................17
29. Quiet Enjoyment ..........................................................17
30. Estoppel Certificates ....................................................17
31. Signs ....................................................................18
32. Subtenant Authority ......................................................18
33. Security Deposit .........................................................18
34. Intentionally Deleted ....................................................19
35. Parking Facilities ....................................... ...............19
36. Services To Be Provided by Sublandlord ...................................19
37. Rules and Regulations ....................................................20
38. Smoke Free Environment ...................................................20
39. Number of Employees ......................................................20
40. Broker ...................................................................20
41. Intentionally Deleted. ...................................................20
42. Examination of Sublease ..................................................20
43. Recording ................................................................21
44. Survival of Obligations ..................................................21
45. Miscellaneous ............................................................21
46. Workstation Purchase .....................................................22
47. Right Of First Offer .....................................................22
48. Right Of First Offer......................................................22
49. Sublandlord Authority ....................................................23
50. Sublandlord Representation ...............................................23
51. Direct Lease with Prime Landlord .........................................23

                              AGREEMENT OF SUBLEASE

         THIS AGREEMENT OF SUBLEASE ( the "Sublease") is made as of July l, 1998, by and between Designs, Inc., a Delaware corporation (hereinafter referred to as the "Sublandlord"), having an office at 66 B Street, Needham, Massachusetts, and Atreve Software, Inc. a Delaware corporation (hereinafter referred to as the "Subtenant"), having an office at 767C Concord Avenue, Cambridge, Massachusetts..

                                   WITNESSETH

         WHEREAS, by Lease dated as of November 4, 1995 (hereinafter referred to as the "Prime Lease") by and between The Trustees of the R.C.L. Trusts, the G.W.B. Trusts and the A.C.F. Trusts (hereinafter collectively referred to as the "Prime Landlord") and Sublandlord, Prime Landlord leased to Sublandlord certain property (sometimes hereinafter referred to as the "Prime Lease Premises" and sometimes hereinafter referred to as the "Building") being that certain building known and numbered as 66 B Street, Needham, Massachusetts, which Prime Lease Premises are more particularly described in the Prime Lease, a copy of such Prime Lease (except for those portions of the Prime Lease which have been excised for reasons of confidentiality and/or which Sublandlord represents and warrants to Subtenant have no applicability to the Subtenant or this Sublease) is attached hereto as Exhibit A and made a part hereof; and

         WHEREAS, Sublandlord desires to Sublease to Subtenant and Subtenant desires to Sublease from Sublandlord a portion of the Building, and Sublandlord is willing to Sublease such portion of the Prime Lease Premises on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:

         1. Subleasing of Subleased Premises. Subject to the written consent of the Prime Landlord, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord that portion of the Building containing approximately 15,284 square feet, as more particularly shown as the shaded area on the floor plan entitled "Leasing Plan Area B", dated January 30, 1998, annexed hereto as Exhibit B and made part hereof (the "Subleased Premises"), upon and subject to all terms, covenants, rentals and conditions hereinafter set forth. Subtenant shall have the right, in common with Sublandlord and other tenants of the Building, to use the common corridors necessary for access to and from the Subleased Premises and the rest rooms, kitchen and lounge all as shown outlined in blue on Exhibit B. Subtenant shall have the right, in common with others, to use the parking lot serving the Subleased Premises and the Building in accordance with the terms and provisions of Section 35 of this Sublease.

         2.  TERM.

             (a) The initial term (the "Initial Term") of this Sublease shall be for a period of approximately five (5) years and shall commence on July 1, 1998 (the "Commencement Date"), with said Term to expire at midnight on July 3l, 2003 (the "Expiration Date"), subject to the provisions of Section 2 (b) hereof, unless sooner terminated as hereinafter provided. The first Lease Year (The term "Lease Year" is defined as any twelve consecutive month period, during the Term (as hereinafter defined), commencing on July 1st") shall commence on July 1, 1998 and end on June 30, 1999 and each subsequent Lease Year shall commence on July 1st and end on June 30th. If the either the Commencement Date or the Expiration Date do not coincide with the beginning or end of a Lease Year, the periods preceding or following the beginning or end of each full Lease Year, as the case may be, shall be deemed independent, partial Lease Years. In no event shall the Term (as it may be extended as provided hereinbelow) extend beyond the term of the Prime Lease.

             (b) Provided that (i) Subtenant shall not be in default, beyond any period for cure thereof, of any of its obligations, or otherwise, under this Sublease, then Subtenant shall have an option to extend this Sublease for one
(1) additional period of two (2) years (the "Renewal Period"). The Renewal Period shall commence on August 1, 2003 and expire at midnight on July 31, 2005 (the "Renewal Period Expiration Date"), and shall be subject to all of the terms and conditions of this Sublease. The term ("Term") of this Sublease shall be deemed to mean the Initial Term and the Renewal Period, if any. During the Renewal Period, all references herein to the Term shall be deemed to mean the Initial Term of this Sublease as extended by the Renewal Period, and all references to the Expiration Date shall be deemed to mean the Renewal Period Expiration Date. Subtenant shall inform Sublandlord in writing of its exercise of the option to extend the Term no later than twelve (12) months prior to the Expiration Date, time being of the essence (the "Election Notice"). The exercise of said option shall not be effective if the Subtenant -shall be in default, beyond any period for cure thereof, under this Sublease at either the time of delivery of the Election Notice or at the commencement of the Renewal Period. It is further agreed and understood that in the event the Subtenant was in default (but not beyond any period for cure thereof) at the commencement of the Renewal Period and thereafter the Subtenant failed to cure said default within said cure period, then in such event, the Renewal Period shall terminate automatically (without further documentation or notification) upon the expiration of such cure period. Failure to give Sublandlord the Election Notice within the time specified herein shall be deemed a waiver of the option to extend the Term.

             (c) At the request of either party, the parties shall promptly execute and deliver to each other a confirmatory instrument in recordable form setting forth the commencement and expiration dates of the Term.

             (d) If for any reason the Prime Lease is terminated prior to the Expiration Date, whether such termination occurs as a result of any act or omission of Sublandlord, whether due to a default or breach of the Prime Lease by Sublandlord, or whether by the deliberate act of either the Prime Landlord or the Sublandlord as Tenant under the Prime Lease, then, on the date of termination of the Prime Lease, this Sublease and the Term shall automatically terminate with the same force and effect as though such termination date were the date herein fixed for the Expiration Date, and neither the Sublandlord nor the Prime Landlord shall be liable to the Subtenant by reason thereof. In no event shall the Term extend beyond the term of the Prime Lease. Notwithstanding anything contained in this Section 2 to the contrary, in the event the Prime Lease is terminated prior to the Expiration for any reason other than the exercise by the Prime Landlord or the Sublandlord of a right to terminate the Prime Lease in connection with a fire or other Casualty or exercise of a power of eminent domain, then in such event the Prime Landlord shall permit Subtenant to remain upon the Subleased Premises pursuant to the terms and conditions of this Sublease (including the Prime Lease, attached hereto as Exhibit "A", to the extent incorporated herein)which Sublease shall thereupon, automatically without further documentation, become a direct lease between the Prime Landlord (as "Sublandlord" hereunder) and the Subtenant for the period from the date of such termination until the end of the sixth full calendar month after the date upon which the Prime Landlord notifies the Subtenant in writing that the Prime Lease with the Sublandlord has been terminated. In the event this Sublease shall become a direct lease between the Prime Landlord and the Subtenant (in accordance with the next preceding sentence), then in such event, the Sublandlord shall not be liable hereunder to Subtenant for damages or otherwise, and Sublandlord's obligation to Subtenant shall be limited to returning to Subtenant a portion of rent paid in advance by Subtenant, if any, prorated as of the date of such termination, and transferring to Prime Landlord any interest it may have in any Security Deposit, as hereinafter defined, and Sublandlord's obligation to Prime Landlord shall be limited to its obligations under the Prime Lease.

             (e) Intentionally Deleted

             (f) In the event the Sublandlord files a petition under any provision of the Bankruptcy Code as then in force and effect, or under any other federal or state law relating to bankruptcy or insolvency, or if any involuntary petition under any provisions of said Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency is filed against the Sublandlord, and if pursuant to such proceedings it is determined that the Sublandlord may remain upon the Prime Lease Premises at a monthly rental rate which is less than the monthly rental rate required pursuant to the Prime Lease (including Annual Fixed Rent and Additional Rent, as defined in the Prime Lease), then, in such event, at the option of the Prime Landlord, the Sublandlord shall permit the Subtenant to pay (on a monthly basis), and Subtenant agrees to so pay (to the extent permitted by the Bankruptcy Code, or other applicable laws and/or court orders), directly to the Prime Landlord, that portion of the Base Rent and Additional Rent due hereunder which is equal to the amount of the deficiency between the total Annual Fixed Rent and Additional Rent (described above) required pursuant to the Prime Lease and the actual amount of monthly rent and additional rent required by the aforesaid proceedings and paid to the Prime Landlord (hereinafter referred to as "Deficiency Payments"), but Subtenant shall have no obligation to pay the Prime Landlord under this Section 2(f) any amount in excess of the Base Rent and Additional Rent due hereunder. Said Deficiency Payments shall continue only for as long as there is a deficiency as described above.

         3. BASE RENT. During the Term, Subtenant shall pay to Sublandlord, in lawful money of the United States which at the time shall be legal tender in payment of all debts and dues, public and private, an annual fixed base rent (the "Base Rent"), payable in equal monthly installments, as follows:

                                            BASE RENT                MONTHLY INSTALLMENT
                                            ---------                -------------------

INITIAL TERM("INITIAL TERM")
First Lease Year through and                $374,458.00              $31,204.83
including Fifth Lease Year

RENEWAL PERIOD
Sixth Lease Year through and
including Seventh Lease Year:      To Be Determined in accordance with Section 3(d) of this Agreement

             (a) All monthly installments of Base Rent shall be paid in advance, on the first (1st) day of each month during the Term, at the office of the Sublandlord, or such other place as Sublandlord may designate, without any setoff or deduction or diminution of any kind whatsoever. The first installment of Base Rent shall be due and payable by Subtenant on the "Rent Commencement Date" which shall be the date of execution of this Sublease by both the Sublandlord and the Subtenant. Subtenant shall pay the monthly installment of Base Rent pro rated on a per diem basis with respect to any partial month during the Term.

             (b) Intentionally Deleted.

             (c) Notwithstanding anything contained herein to the contrary, the Subtenant shall not be obligated for the payment of Base Rent or Additional Rent with respect to the period of time from the commencement of the Term up to July 15, 1998. On or before July 15, 1998, the Subtenant shall pay the Sublandlord $15,602.42 on account of the Base Rent for the period from July 15 to July 31, 1998.

             (d) Base Rent with respect to each full Lease Year of the Renewal Period shall be equal to the Base Rent applicable with respect to each full Lease Year of the Initial Term increased by the same percentage as the increase in the "Consumer Price Index" (which shall mean the Consumer Price Index published by the United States Department Of Labor, Bureau of Labor Statistics (All Items), for the City of Boston, Massachusetts) applicable to the first month of the Renewal Period over the level Of such Consumer Price Index applicable to the month in which the Commencement Date shall occur. If the manner in which the Consumer Price Index as determined by the Bureau of Labor Statistics shall be substantially revised, including, without limitation, a change in the base index year, an adjustment shall be made by Sublandlord in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been revised. If the Consumer Price Index shall become unavailable to the public because publication is not readily available to enable Sublandlord to make the adjustment referred to herein, the Sublandlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

         4.  ADDITIONAL RENT.

             (a) All amounts, other than Base Rent, payable by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, any and all expenses, reimbursements, interest payments, fees, penalties, additional rent, or other charges of every nature whatsoever required by the terms hereof, shall be deemed and constitute "Additional Rent" and, in the event of any non-payment thereof, Sublandlord shall have all of the rights and remedies provided herein, in the Prime Lease or in law or at equity for non-payment of Base Rent, Additional Rent or any other rent.

             (b) Subtenant's obligation to pay Additional Rent hereunder shall survive the Expiration Date or sooner termination of the Term. Payment of all Additional Rent shall, unless otherwise specifically set forth in this Sublease, be paid by the Subtenant to the Sublandlord within twenty (20) days after Subtenant receives written request (sent to the attention of the Chief Financial Officer therefor. All payments of Additional Rent shall be paid at the office of the Sublandlord, or such other place as Sublandlord may designate, by written notice to Subtenant, without any setoff or deduction or diminution of any kind whatsoever.

             (c) Subtenant shall pay Sublandlord, as Additional Rent, with respect to each calendar year, or portion thereof, included in the Term, Subtenant's pro rata share of the real estate taxes (as finally determined after deducting any abatements, refunds, or rebates) applicable to the Prime Lease Premises in excess of the real estate taxes applicable to the Prime Lease Premises with respect to the calendar year 1998. Subtenant's pro rata share shall be an amount equal to that proportion of the real estate taxes that the floor area of the Subleased Premises bears to the floor area of the Building. Sublandlord shall give written notice advising Subtenant of the amount of real estate taxes in any calendar year or portion thereof included in the Term, together with a copy of the paid and receipted tax bill and the Sublandlord's computation of the Subtenant's pro rata share, as well as an invoice with respect to the Subtenant's pro rata share.

             (d) Subtenant shall pay Sublandlord, as Additional Rent, with respect to each Lease Year, or portion thereof, included in the Term, Subtenant's pro rata share of the costs (excluding After Hour Charges, as hereinafter defined, payable by Subtenant or equivalent expenses attributable to other tenants of the Building) of the heating, ventilation, air conditioning, and electricity (including costs with respect to the repairs and maintenance of the equipment and systems providing the heating, ventilation and air conditioning and electricity, but excluding all individual improvements and/or replacements which cost in excess of $5,000.00, hereinafter sometimes referred to as "Capital Expenditures"), being provided to the Prime Lease Premises, including the Subleased Premises (hereinafter referred to as the "Operating Costs") in excess of the Operating Costs for such services with respect to the Lease Year commencing July 1, 1998. Subtenant's pro rata share shall be an amount equal to that proportion of the Operating Costs that the floor area of the Subleased Premises bears to the floor area of the Building. Sublandlord shall give written notice advising Subtenant of the amount of Operating Costs in any Lease Year or portion thereof included in the Term, together with a copy of the paid and receipted bills with respect to such Operating Costs and the Sublandlord's computation of the Subtenant's pro rata share, as well as an invoice with respect to the Subtenant's pro rata share.

             (e) Subtenant shall pay Sublandlord, as Additional Rent, with respect to each tease Year, or portion thereof, included in the Term, Subtenant's pro rata share of the costs of the services (excluding Capital Expenditures being provided by the Sublandlord pursuant to Section 36(a)(iv) of this Sublease (hereinafter referred to as the "Kitchen Costs"). Subtenant's pro rata share shall be an amount equal to that proportion of the Kitchen Costs that the number of employees and other persons employed and/or working for the Subtenant within the Subleased Premises bears to total number of employees and other persons employed and/or working within the Building. Sublandlord shall give written notice advising Subtenant of the amount of Kitchen Costs in any Lease Year or portion thereof included in the Term, together with a copy of the paid and receipted bills with respect to such Kitchen Costs and the Sublandlord's computation of the Subtenant's pro rata share, as well as an invoice with respect to the Subtenant's pro rata share.

             (f) Notwithstanding anything contained in this Sublease to the contract, Subtenant shall pay Sublandlord an "After Hours Charge", as Additional Rent, in the amount of fifteen dollars ($15.00) per hour with respect to: (i) each and every hour between the hours of 7:00 p.m. and 7:00 a.m. from Monday through Friday, and (ii) each and every hour during Saturdays and Sundays, during which Sublandlord is providing heating, ventilation, or air conditioning to the Sublease Premises at Subtenant's request.

         5. CARE, REPAIR, MAINTENANCE, SURRENDER AND RESTORATION OF THE SUBLEASED PREMISES.

             (a) Without limiting any other provision of this Sublease or the Prime Lease, Subtenant shall take good care of the Subleased Premises, suffer no waste or injury thereto and shall comply with all laws, statutes, codes, orders and regulations applicable to (i) the Subtenant's use of the Subleased Premises and/or the Building or (ii) to the Subleased Premises (irrespective of the Subtenant's use thereof) and enacted, promulgated, or amended subsequent to the Commencement Date.

             (b) During the Term of this Sublease as it may be extended, Sublandlord shall, at its sole cost and expense, maintain the Subleased Premises in good condition and repair and shall maintain the Building in compliance with laws, statutes, codes, orders and regulations (except those described in Section 5(a) above) to the extent Which Sublandlord is required to do so under the Prime Lease; provided, however, that to the extent any repairs are required due to the acts or omissions of Subtenant (the reference to omission to be applicable only in those instances where Subtenant has/had a legal or contractual duty to act), its agents, employees, representatives or contractors, the same shall be made by Subtenant at Subtenants sole cost and expense. Notwithstanding anything to the contrary contained herein, Subtenant shall, at Subtenant's sole cost and expense, provide and be solely responsible for: (i) keeping the Subleased Premises neat and orderly, and (iv) reasonable security protection for the Subleased Premises.

             (c) All fixtures, paneling, partitions, railings and like installations, installed in the Subleased Premises at any time, either by Subtenant or by Sublandlord on Subtenant's behalf (sometimes herein referred to as "Subtenant Alterations") shall, upon installation, become the property of Sublandlord and shall remain upon, and be surrendered with, the Subleased Premises unless Sublandlord, by notice to Subtenant subsequent to the Sublandlord giving its consent to such installation and prior to the actual installation of such Subtenant Alterations, elects to relinquish Sublandlord's right to any Subtenant Alterations or like installations which many be installed by Subtenant, and to have such Subtenant's Alterations, or any portion thereof, removed by Subtenant, in which event, the same shall be removed from the Subleased Premises by Subtenant prior to the expiration or termination of the Term at Subtenant's expense. Nothing in this subsection (c) shall be construed to give Sublandlord title to, or prevent Subtenant's removal of, any of its trade fixtures, movable office furniture, furnishings and equipment, but upon removal of any such from the Subleased Premises or upon removal of other installations as may be required by Sublandlord, Subtenant shall immediately and at its expense, repair and restore the Subleased Premises to the condition existing prior to the installation and repair any damage to the Subleased Premises or the Building due to such removal, so as to restore the Subleased Premises to the condition required under subsection (d) of this Section 5. All property permitted or required to be removed by Subtenant upon the Expiration Date or sooner termination of the Term remaining in the Subleased Premises shall be deemed abandoned and may, at the election of Sublandlord, either be retained as Sublandlord's property or may be removed from the Subleased Premises by Sublandlord, at Subtenant's expense. Any such reasonable expenses shall be paid by Subtenant to Sublandlord upon demand therefor and shall be deemed Additional Rent, collectible by Sublandlord in the same manner and with the same remedies as though said sums were Base Rent reserved hereunder.

             (d) At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Subleased Premises to Sublandlord broom clean, and in the condition required under Section 5(a) above, with all changes, alterations, modifications, additions and improvements thereto, in as good condition as on the date of delivery of possession thereof to Subtenant or as the Subleased Premises may be put in during the Term hereof, ordinary and reasonable wear and tear and damage by fire and other casualty excepted, provided, however, that if Sublandlord has requested the removal of same, in accordance with Section 5 (c) hereof Subtenant shall remove, at Subtenant's sole cost and expense, any and all changes, alterations, modifications, additions and improvements specified by Sublandlord. If Subtenant fails to remove any such changes, alterations, modifications, additions or improvements on or before the later to occur of (i) the termination of this Sublease or (ii) in the case where Subtenant has abandoned the Subleased Premises but the Sublease has not been terminated, the thirtieth (30th) day following the Sublandlord's written request, Sublandlord may remove the same and deliver the same to any place of business of Subtenant or any warehouse, or otherwise dispose of same as may be determined by the Sublandlord in its sole discretion, and Subtenant shall pay the cost of such removal, delivery and warehousing, and/or other disposition, together with interest thereon at the prime commercial rate of BankBoston, as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law, to Sublandlord upon demand.
Subtenant's obligations under this Section 5 shall survive the Expiration Date or sooner termination of the Term.

             (e) If the Subtenant (i) refuses or neglects to make repairs or otherwise fails to perform any of the Subtenant's repair or maintenance obligations hereunder; and (ii) if the Sublandlord is required to make repairs by reason of the Subtenant's negligent acts or omissions, the Sublandlord shall, upon seven (7) days' prior written notice to the Subtenant (except if, in the Sublandlord's reasonable opinion, an emergency exists, in which event no prior notice shall be required), have the right, but shall not be obligated, to make such repairs or perform on behalf of, and for the account of, the Subtenant. In such event, any expense incurred by the Sublandlord shall be paid by the Subtenant to the Sublandlord as additional rent within twenty (20) days of receipt of a bill and shall accrue interest at the prime commercial rate of BankBoston, as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law from the date on which the expense is incurred by the Sublandlord.

             (f) At the expiration or earlier termination of this Sublease, all signs, logos, canopies, awnings or other advertising matter attached by or on behalf of Subtenant upon the Subleased Premises, whether on the exterior or interior thereof, shall be removed by Subtenant at its own expense, and Subtenant shall repair any damage or injury to the Subleased Premises, and correct any unsightly condition, caused by the removal thereof.

             (g) All furnishing, fixtures, equipment, effects and personal property of every kind, nature and description of Subtenant, and of all persons claiming by, through or under Subtenant, which, during the Term of this Sublease or any occupancy of the Subleased Premises by Subtenant, or anyone claiming by, through or under Subtenant, may be on the Subleased Premises or elsewhere in the Building, shall be at the sole risk and hazard of Subtenant and, if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or borne by Sublandlord or Prime Landlord.

         6. INSPECTION OF SUBLEASED PREMISES. Upon reasonable advance notice, Sublandlord and Prime Landlord shall have the right to enter the Subleased Premises at any reasonable time for the purpose of inspecting the same or showing (during the last six (6) months of the Term) the same for any proper purpose or doing anything that Subtenant may be required to do, and shall have failed to do. In the event of an emergency, Sublandlord and Prime Landlord shall have the right to enter immediately and without notice.

         7. USE. Subtenant shall use and occupy the Subleased Premises for general office use (including customer training and software engineering) and for no other purpose, notwithstanding anything to the contrary set forth in the Prime Lease. Subtenant shall conduct its business operations in the Subleased Premises in a first class manner and so as not to disturb the quiet enjoyment or interfere with the business operations of any other tenant or occupant of the Building in which the Subleased Premises are located. Subtenant shall not commit or suffer to be committed any waste upon the Subleased Premises and agrees not to injure, overload, deface or otherwise damage the Subleased Premises. Subtenant shall not permit the emission of any objectionable noise, vibration, odor or fumes from the Subleased Premises, nor make any use of the Subleased Premises which is offensive, noxious, or liable to create a nuisance or to invalidate or increase the premiums for any insurance thereon maintained by Sublandlord and/or Prime Landlord. In its use and occupancy of the Subleased Premises, Subtenant shall comply, at Subtenant's sole cost and expense, with the requirements of all applicable zoning, building, fire, health and other codes, statutes, regulations, rules, orders, ordinances and laws of any federal, state or local governmental or other public authority (including without limitation any requirements related to the issuance of a certificate of occupancy for the Subleased Premises).Subtenant shall have 24 hour (365 day) access to the Subleased Premises provided Subtenant shall comply with Sublandlord's reasonable security systems and other reasonable rules and regulations relating to the Building and/or the Subleased Premises.

         8.  SUBORDINATION TO AND INCORPORATION OF TERMS OF PRIME LEASE.

             (a) This Sublease and all rights of the Subtenant hereunder are and shall be in all respects, except as otherwise specifically set forth in this Sublease, (i) subject and subordinate to the Prime Lease and to all of the respective terms, covenants and conditions thereof and any mortgage to which the Prime Lease is subject and/or subordinate; and (ii) and subordinate to any agreement to which the Prime Lease is subject and/or subordinate, and to the matters to which the Prime Lease is or shall be subject and/or subordinate and all encumbrances now or hereafter placed on or affecting the Prime Lease or the fee title of the Prime Lease Premises as permitted by the Prime Lease or to which the Prime Lease is subject and subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary, unless required by the Sublandlord or the Prime Landlord, in which event the Subtenant agrees, on demand, at any time or times, to execute, acknowledge and deliver to the Sublandlord or to the Prime Landlord any and all instruments that may be necessary or proper to confirm the subordination of this Sublease and all rights of the Subtenant hereunder, to the lien of any such encumbrances; and if, within ten (10) days following demand therefor, Subtenant shall fail or neglect to execute, acknowledge and deliver any such instrument of subordination, the Sublandlord, in addition to any other remedies, may execute, acknowledge and deliver the same as agent or attorney for the Subtenant and the Subtenant hereby irrevocably nominates, constitutes and appoints the Sublandlord as the Subtenant's proper and lawful attorney-in-fact in respect of such subordination.

             (b) Except as otherwise expressly provided in this Sublease, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Prime Lease are incorporated in this Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sublandlord and Subtenant (as if they were the Landlord and Tenant, respectively, under the Prime Lease and as if the Subleased Premises being sublet hereby were the Prime Lease Premises demised under the Prime Lease), constitute terms of this Sublease, except to the extent that they do not relate to the Subleased Premises or are inapplicable to, inconsistent with, or modified or eliminated by, the terms of this Sublease. Except where: otherwise specifically set forth herein or as may otherwise be clear intended by the language of this Sublease, the terms "Landlord", "Tenant" "Premises" "Term" "Fixed Rent" and "Additional Rent", as used in any such terms provisions, covenants, stipulations, conditions, rights, obligations, remedies, and agreements, of the Prime Lease that are incorporated into this Sublease, shall, for the sake of this Sublease, be deemed to mean, respectively, Sublandlord, Subtenant, Subleased Premises, Term, Base Rent, Additional Rent, as defined in this Sublease. It is agreed and understood between the parties hereto that Subtenant obtains and is granted by this Sublease no more rights and privileges hereunder than Sublandlord has as Tenant under the Prime Lease. Sublandlord and Subtenant acknowledge and agree that Subtenant has reviewed and is familiar with the Prime Lease (except for those portions of the Prime Lease which have been excised for reasons of confidentiality and which, Sublandlord represents and warrants to Subtenant, have no applicability to the Subtenant or this Sublease) and Sublandlord hereby represents that the copy delivered to Subtenant for such purpose and attached hereto as Exhibit A is a true, correct and complete copy (except for those portions of the Prime Lease which have been exceed for reasons of confidentiality and which have no applicability to the Subtenant or this Sublease) of such Prime Lease.

             (c) In the event of a default by Sublandlord, as tenant under the Prime Lease, resulting in the termination, reentry or dispossession thereunder, Prime Landlord shall lake over all of the right, title and interest of Sublandlord under this Sublease and Subtenant hereunder shall attorn to and recognize Prime Landlord as Sublandlord hereunder except that Prime Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, (ii) be subject to any offset which theretofore accrued to Subtenant against Sublandlord, or (iii) be bound by any previous modification of this Sublease or by any previous prepayment of more than one month's rent, and Subtenant shall, promptly upon Prime Landlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Except as otherwise provided in this Sublease, Subtenant hereby waives all rights under any present or future law to elect, by reason of the termination of such Prime Lease, to terminate this Sublease or surrender possession of the Subleased Premises.

             (d) Subtenant shall not have any rights or obligations of the Tenant under the Prime Lease which have been excluded from incorporation into the Sublease pursuant to Section 12 (b) of the Sublease.

             (e) In the event or any inconsistency between the Prime Lease and this Sublease, such inconsistency (i) if it relates to obligations of, or restrictions upon, Subtenant, it shall be resolved in favor of that obligation which is more onerous to Subtenant or that restriction which is more restrictive of Subtenant, as the case may be, or (ii) if it relates to the rights of, or benefits to be conferred upon, Subtenant, it shall be resolved in favor of this Sublease.

         9. SUBTENANT'S OBLIGATIONS. Except as otherwise provided herein, all acts to be performed and all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements with respect to the Subleased Premises, to be observed by Sublandlord, as Tenant under the Prime Lease, to the extent incorporated into the Sublease, shall be observed and performed by the Subtenant, and Subtenant's obligations shall run to Sublandlord or the Prime Landlord as Sublandlord may determine to be appropriate or required by the respective interests of Sublandlord and/or Prime Landlord. Subtenant shall not (i) do or permit its employees, agents, contractors, or invitees to do anything prohibited to Sublandlord, as tenant under the Prime Lease, or (ii) take any action or do or permit its employees, agents, contractors, or invitees to do anything which would result in any additional cost or other liability to Sublandlord under the Prime Lease and/or this Sublease, except as authorized or permitted under this Sublease.

         10. SUBLANDLORD'S OBLIGATIONS. Anything contained in this Sublease or in the Prime Lease to the contrary notwithstanding, Sublandlord shall have no responsibility to Subtenant for, and shall not be required to provide, any of the services or make any of the repairs or restorations that Prime Landlord has agreed to make or provide, or cause to be made or provided, under the Prime Lease, and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision or making thereof. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be impaired or abated by reason of (i) the failure of Prime Landlord to keep, observe or perform its obligations pursuant to the Prime Lease, or (ii) the acts or omissions of Prime Landlord and each of its agents, contractors, servants, employees, invitees or licensees. In the event the Prime Landlord shall fail to keep, observe, and perform any of its obligations with respect to the making of any repairs or restorations which the Prime Landlord has agreed to provide pursuant to the Prime Lease, then in such event, the Sublandlord shall, upon receipt of written request from the Subtenant, use reasonable efforts (and shall use its best efforts in the case where such failure has a material adverse effect upon the Subtenant's use and occupancy of the Subleased Premises) to cooperate with the Subtenant in enforcing the Sublandlord's rights (for the benefit of the Subtenant) with respect to such obligations, against the Prime Landlord, pursuant to the Prime Lease

         11. COVENANTS WITH RESPECT TO THE PRIME LEASE.

             (a) The Subtenant covenants and agrees that it, its agents, employees or anyone claiming from, through or under the Subtenant, will not do, any act or omission (the reference to omission to be applicable only in those instances where Subtenant has had a legal or contractual duty to act) which would (i) constitute a breach, violation or default by the Sublandlord of any of the terms, covenants, conditions or provisions of the Prime Lease, (ii) enlarge any of the obligations of the Tenant under the Prime Lease, except as authorized or permitted under this Sublease, or (iii) give the Prime Landlord the right to terminate the Prime Lease.

             (b) Subtenant shall deliver to the Sublandlord copies of all notices, requests, demands or other communications which relate to the Subleased Premises or the use or occupancy thereof after receipt of the same from Prime Landlord or others.

             (c) Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, loss, damage (whether direct, indirect, consequential or incidental) or inconvenience incurred or suffered by Subtenant as a result of the exercise by Prime Landlord of any of the rights reserved to Prime Landlord under the Prime Lease, nor shall such exercise constitute a constructive eviction of Subtenant or default by Sublandlord hereunder, provided such exercise does not result from the willful misconduct of the Sublandlord, in which case, except as otherwise provided in this Sublease, Subtenant's right to recover for damages resulting directly from such willful misconduct shall not be deemed waived by the terms and provisions of this Section 10(c).

             (d) Sublandlord shall have the right, but not the obligation, to cure any default (which shall have continued beyond any applicable period for cure thereof) by Subtenant under the Prime Lease; and whenever Sublandlord so elects, all costs and expenses (including reasonable attorney's fees and expenses and court costs) incurred by Sublandlord in curing Subtenant's default shall be paid by Subtenant to Sublandlord on demand with interest at the prime commercial rate of BankBoston, as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law, which interest shall accrue from the date on which Sublandlord incurred such costs and expenses.

         12. MODIFICATION OF PRIME LEASE. For the purposes of this Sublease, the terms of the Prime Lease are subject to the following deletions, exclusions and modifications:

             (a) In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord. In all provisions of the Prime Lease requiring that notice be given to Prime Landlord, Subtenant shall be required to give notice to both the Prime Landlord and Sublandlord.

             (b) Notwithstanding any other provisions of this Sublease or the Prime Lease, the following provisions of the Prime Lease do not apply to Subtenant and are hereby deleted with respect to this Sublease:

         Section 1. with respect to the following terms only:
                    Annual Fixed Rent, Tenant Uses, Security Deposit,
Schedules A and B, and Exhibit ER
         Section 2.
         Section 3.
         Sections 6.1, 6.2, 6.3, 6.4, 6.5, and 6.6.
         Sections 7.1, 7.2, 7.3, 7.6 (except to the extent applicable or required for reference under or in accordance with Section 27 of this Sublease), 7.9, 7.13, and the words in the first line of Section 7.11 "To use the Premises only for the Tenant's Uses (as defined in Section 1)" are hereby deleted from
Section 7.11 and the following is hereby substituted in lieu thereof: "To use the Subleased Premises only for the uses permitted pursuant to Section 7 of the Sublease,".
         Section 9 (except Section 9.2 and 9.6, which shall incorporated herein).
         Sections 10.1 (3rd, 4th, 5th, 8th, and 9th sentences thereof only) and 10.2.
         Section 12.
         Section 13.

         13. INSURANCE

             (a) Subtenant agrees to maintain insurance throughout the term of this lease as follows:

             (b) Property insurance on Subtenant's personal removable property, furniture, fixtures and equipment, and any leasehold improvements which are made by Subtenant, in any amount no less than the replacement cost, on an "all-risk" basis, including flood and earthquake coverage.

             (c) Commercial general liability insurance (including bodily injury, property damage, personal injury and advertising injury insurance, and contractual liability coverage in a form no less broad than the standard ISO language), in an amount no less than $1,000,000 per occurrence, $3,000,000 annual aggregate.

             (d) Workers compensation insurance as required by the Commonwealth of Massachusetts

             (e) No deductible shall be permitted on any policy unless the procuring party assumes all liability of such deductible and (in the event of an insured loss) pays the amount of the deductible to the entitled party.

             (f) All required insurance shall be written in companies with an AM Best rating of A or higher which are approved by Sublandlord and the Prime Landlord, which approval shall not be unreasonably withheld. All policies shall require 30 days written notice of cancellation or material change in terms be provided to Sublandlord. Subtenant agrees to provide certificates of insurance evidencing the above coverages to Sublandlord prior to its occupancy of the premises, and will provide renewal certificates of insurance prior to the expiration of any certificates.

             (g) Subtenant acknowledges that Sublandlord will not carry any insurance in favor of Subtenant, and that neither Prime Landlord nor Sublandlord will carry insurance on Subtenant's furniture and/or furnishings or any fixtures or equipment, improvements or appurtenances of Subtenant in or about the Subleased Premises.

             (h) All insurance required to be carried hereunder shall include Prime Landlord and any holders of mortgages on the Building as additional insureds, and insurance required to be carried by Subtenant hereunder shall also include the Sublandlord as an additional insured to the extent Subtenant is required to indemnify Sublandlord under the indemnification obligation(s) as set forth in Section 15 of this Sublease.

         14. WAIVER OF SUBROGATION.

             (a) Subtenant agrees to waive all right of claim against Sublandlord and the Prime Landlord for property damage and consequential loss which is covered by insurance, or which would have been covered had the required insurance been maintained. Sublandlord agrees to waive all right of claim against Subtenant for property damage and consequential loss which is covered by insurance, or which would have been covered had the required insurance been maintained. It is agreed by both parties that any loss which is within a deductible shall be treated as if it was covered by insurance.

             (b) Subtenant further agrees that it will not initiate a claim for subrogation against Sublandlord or Prime Landlord for any injury to its employees, however caused. Subtenant retains the right to join in an action filed by its employee, if initiated independently of Subtenant, subject to the indemnification provisions in Section 15 hereof.

             (c) Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant shall each secure an appropriate clause in, or an endorsement upon, any "all-risk" property insurance policy obtained by it and covering the Prime Lease Premises, the Subleased Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against such third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and shall also extend to all partners of Sublandlord or Subtenant.

         15. INDEMNIFICATION.

             (a) Subtenant shall indemnify, defend with competent and experienced counsel reasonably acceptable to Sublandlord, and hold harmless Sublandlord and the Prime Landlord, their subsidiaries and affiliates and their respective officers, directors, trustees, beneficiaries, shareholders and employees, from and against any liability for injury, loss, accident or damage to any person or property, and from and against any and all damages, liabilities, actions, causes of action, suits, proceedings, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), whatsoever caused by any act or omission (the reference to omission to be applicable only IN those instances where Subtenant has had a legal or contractual duty to act) of Subtenant, its employees, agents, representatives, independent contractors or invitees, including but not limited to, (i) Subtenant's use and occupancy of the Subleased Premises (including any part of the Building or the Subleased Premises used in common with any other parties, including the Sublandlord) and (ii) the nonperformance or non-observance by Subtenant, its employees, agents, representatives, contractors, invitees or licensees of any terms, provisions, covenants, stipulations, conditions, representations, warranties, obligations and agreements contained in this Sublease or in the Prime Lease for which the Subtenant is obligated pursuant to this Sublease, except to the extent that such liability results from the negligence or willful misconduct of the Sublandlord.

             (b) Sublandlord shall indemnify, defend with competent and experienced counsel reasonably acceptable to Subtenant, and hold harmless Subtenant, its subsidiaries and affiliates and its respective officers, directors, shareholders and employees, from and against any liability for injury, loss, accident or damage to any person or property, and from and against any and all damages, liabilities, actions, causes of action, suits, proceedings, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent caused by Sublandlord, its employees, agents, representatives, independent contractors or invitees.

             (c) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or at the option of the Indemnifying Party, to settle or compromise the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

             (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Prime Landlord shall be deemed to constitute direct damages of such party.

             (e) The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

         16. SUBTENANT'S WORK.

             (a) The Subtenant shall secure, pay for, and deliver all permits (including building permits) and certificates related to occupancy required to enable the Subtenant to conduct business in the Subleased Premises for their intended use as set forth in this Sublease, and or which may be required with respect to any work performed by or on behalf of Subtenant.

             (b) It is agreed and understood that the Subtenant intends to make some initial changes to the Subleased Premises to make the Subleased Premises appropriate for the Subtenant's use. Prior to performing any such initial Subtenant's Work (as hereinafter defined), the Subtenant, at its own cost and expense, shall have prepared and submitted, and the Sublandlord shall have approved in writing, which approval shall not be unreasonably withheld, delayed or conditioned, the plans and specifications covering such Subtenant's Work in the Subleased Premises.

             (c) All construction by the Subtenant shall be done in a good and workmanlike manner, and in accordance with all applicable governmental building codes.

             (d) If any mechanic's or other lien, charge or order for payment shall be filed against the Subleased Premises, on account of work done by, or on behalf of, the Subtenant, the Subtenant shall, at its expense, cause the same to be discharged of record by bond or otherwise, within ten (10) days after notice to the Subtenant of the filing of such lien, and shall hold Sublandlord harmless from any losses, costs, and expenses in connection with such work.

             (e) Subtenant covenants to commence as soon as it is reasonably able to do so after commencement of the term of this Sublease and diligently prosecute to completion the work as described, specified and indicated on Exhibit C attached hereto and incorporated herein by reference (the "Subtenant's Work"). All Subtenant's Work shall be performed in a good and workmanlike manner, using only new materials or their equivalent, free and clear of all liens and encumbrances and Subtenant agrees that with respect to Subtenant's Work it shall comply with all reasonable procedures and regulations prescribed by Sublandlord from time to time for coordination of such work with other work in the Building. Prior to commencing any work in the Subleased Premises, Subtenant shall (a) file the requisite plans and specifications for Subtenant's Work (which shall have previously been approved by Sublandlord, which approval shall be solely for Sublandlord's purposes and shall not constitute the assumption of any responsibility by Sublandlord for the accuracy or sufficiency of any such plans and specifications or the compliance thereof with any governmental or other requirements, the responsibility for all of which being solely that of Subtenant) with, and obtain all requisite approvals from, all governmental departments or authorities having jurisdiction and any public utility company having an interest therein and (b) deliver to Sublandlord a policy or policies of workman's compensation, liability and property damage insurance naming Sublandlord as an additional insured in limits as provided in
Section 13. Subtenant covenants and agrees that it will not, in the course of the performance of Subtenant's work, interfere with or hinder the operation of the Sublandlord or the business of any other tenant or occupant of the Building or any portion thereof, nor will Subtenant do or permit anything to be done that might create any work stoppage, picketing, or other labor dispute which might interfere with the operation of any work or activities being conducted by Sublandlord or by any tenant, agent, employee or contractor of Sublandlord.

         17. CONDITION OF THE SUBLEASED PREMISES AND SUBTENANT'S CHANGES, ALTERATIONS, ADDITIONS, AND/OR MODIFICATIONS.


             (a) Subtenant represents it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties, except as specifically set forth in this Sublease, by Sublandlord, its agents, representatives, employees, servants, brokers, or anyone acting or purporting to act on behalf of Sublandlord or Prime Landlord, or any other person or entity, as to the present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building and it is further agreed that Subtenant does and will accept the Subleased Premises "as is" in their present condition and Sublandlord has no obligation to perform any work therein except as specifically set forth on Exhibit D, attached hereto and incorporated herein by reference.

             (b) Notwithstanding anything to the contrary contained in or inferred by the Prime Lease or elsewhere in this Sublease, Subtenant shall not, without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, delayed or conditioned, (i) make any changes, alterations, modifications, or additions of any nature whatsoever to the Subleased Premises, including, without limitation, structural and/or non-structural changes, (ii) do anything upon the roof, (iii) make changes to locks on doors, or (iv) add or disturb or in any way change any plumbing or wiring, or any mechanical, electrical, electronic or communications systems, in or upon or with respect to the Subleased Premises or which may in any manner affect or impact the Building or any use thereof. All changes, alterations, modifications or additions shall be performed and/or constructed in accordance with the requirements of the Prime Lease and this Sublease.

             (c) All changes, alterations, modifications or additions shall be made and/or performed strictly in accordance with all laws, statutes, orders, codes, regulations, ordinances and requirements of insurers relating thereto. Subtenant shall require any contractor, mechanic, or other provider of labor and/or other services with respect to the Subtenant's Work and/or changes, alterations, modifications, or additions of any nature whatsoever to the Subleased Premises or which may have any affect or impact upon the Building to provide lien waivers and liability insurance with respect to and covering same.

             (d) Sublandlord shall have the right to approve any architect, contractor, mechanic, or other provider of labor and/or other services with respect to the Subtenant's Work and/or changes, alterations, modifications, or additions of any nature whatsoever to the Subleased Premises or which may have any affect or impact upon the Building.

             (e) It is agreed and understood that all terms, conditions, requirements, and approvals applicable with respect to the Subtenant's Work shall also apply with respect to any other work performed by or on behalf of the Subtenant with respect to the Subleased Premises.

         18. DEFAULT.

             (a) In the event of Subtenant's default, Subtenant's rights and obligations shall be governed by this Sublease and not by the terms of the Prime Lease. If Subtenant defaults by (w) failing to pay Base Rent, Additional Rent, or any other charge of any nature whatsoever when it becomes due, (x) failing to keep or to perform any covenant or obligation made incumbent upon Subtenant under any part of this Sublease, or under any part of the Prime Lease, as incorporated into this Sublease, or (y) by failing to pay any amount otherwise due from Subtenant to Sublandlord, or (z) in the event of default by Subtenant in violating or neglecting any other covenant, agreement or stipulation therein contained on Subtenant's part to be kept, performed or observed, and any such default shall continue for five (5) days for defaults under clauses (w) and (y) above, and twenty (20) days for defaults under clauses (x) and (z) above, after notice thereof is given to Subtenant provided however that said twenty (20) day period shall be extended by up to twenty (20) days with respect to matters set forth in subsections (x) and (z) hereof (provided Subtenant shall have commenced to remedy same within said twenty (20) day period and shall be diligently proceeding therewith), or if the leasehold interest of Subtenant in the Subleased Premises shall be taken or levied upon by attachment, execution or other process, or if a receiver, trustee, guardian, conservator or similar officer shall be appointed to take charge of Subtenant or any of Subtenant's property, whether in the Subleased Premises or not, or to windup Subtenant's business or affairs, or if any assignment is made for the benefit of Subtenant's creditors; or if Subtenant files a petition under any bankruptcy or insolvency law or if such a petition is filed against Subtenant and is not dismissed within sixty (60) days; or if Subtenant abandons the Subleased Premises; then, and in any such ease, to the extent permitted by applicable laws, and in addition to other remedies, now or hereafter provided by law, Sublandlord may, at its option without waiving any other remedies for such default herein or at law or by incorporation by reference of the Prime Lease, (i) terminate, cancel and annul this Sublease at once and enter and take possession of the Subleased Premises immediately without any previous notice of intention to reenter, and may remove all persons and property from the Subleased Premises in order to recover, at once, full and exclusive possession of the Subleased Premises, and/or (ii) Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom, and/or (iii) recover damages or other payments or awards from Subtenant in accordance with Section 9.2 of the Prime Lease (excluding the third sentence of said Section 9.2(b) ). If this Sublease shall be terminated, or if Sublandlord repossesses the Subleased Premises as a result of any of the causes set forth above in this Section, then Subtenant shall remain liable to Sublandlord for all loss, damages, costs, and expenses sustained by Sublandlord by reason of such termination, cancellation or repossession, including but not limited to reasonable attorneys fees, brokerage commissions, finders fees, and all costs and expenses sustained in connection with the reletting of the Subleased Premises (including those sustained in connection with the repair of the Subleased Premises to the extent required to bring the Subleased Premises back to their condition at the commencement of this Sublease, reasonable wear and tear excepted), subject to the terms of said
Section 9.2 (excluding the third sentence of said Section 9.2(b) ). Sublandlord may take such further action in law or equity as is generally permitted landlords under the laws of the jurisdiction in which the Subleased Premises is located.

             (b) In the event that Subtenant shall default in the payment of Base Rent, Additional Rent or any other charge payable hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, to be performed and/or observed by the Subtenant, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Prime Landlord under the Prime Lease with respect to defaults by Sublandlord as Tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the tenant under the Prime Lease with respect to such default or defaults.

             (c) If Subtenant fails, more than one time in any twelve (12) month period, to pay any installment of Base Rent or other periodically due sum within two (2) days after the same is due and unpaid, or fails to make any other payment for which Subtenant is obligated under this Sublease within five (5) days after notice from Sublandlord, then Subtenant shall pay to Sublandlord a late charge equal to the lesser of five percent (5%) of the amount so payable or $1,000. Subtenant acknowledges that late payments will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which costs are extremely difficult and impracticable to calculate. The parties agree that the late charge described above represents a fair and reasonable estimate of the extra costs incurred by Sublandlord as a result of such late payment. Any unpaid balance of any Base Rent, Additional Rent or other charges to be paid by the Subtenant to the Sublandlord shall bear interest, from the date such unpaid balance shall have existed up to and including the date such balance shall be fully paid, payable to the Sublandlord upon demand at the prime commercial rate of BankBoston, as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law.

         19. DESTRUCTION, FIRE AND OTHER CASUALTY.

In the event (a) the Building is destroyed, or so damaged by a fire or other casualty (a "Casualty") coverable by insurance that Sublandlord and/or Prime Landlord is obligated to maintain as to render more than twenty-five percent (25%) of the ground floor area thereof untenantable, or (b) the Subleased Premises or the Building shall be destroyed or damaged to the extent of more than twenty-five percent (25%) of the value thereof by any Casualty other than one coverable by insurance that Sublandlord or Prime Landlord is obligated to maintain, then, in either of such events, Sublandlord or Prime Landlord may at its election, exercisable by written notice given to the Subtenant within fifty
(50) days after such casualty, terminate this Sublease as of the date designated by such party in such notice, which designated date shall not be less than ten (1O) days nor more than twenty (20) days after the date of such notice. In the event the Subleased Premises is destroyed or damaged, to the extent of more than twenty percent (20%) of the floor area thereof, then in such event, either Sublandlord or Subtenant may at its election, exercisable by written notice given to the other within fifty (50) days after such casualty, terminate this Sublease as of the date designated by such party in such notice, which designated date shall not be less than ten (10) days nor more than twenty (20) days after the date of such notice. Notwithstanding the Subtenant's initial right to terminate this Sublease in accordance with the terms and provisions of the next preceding sentence, the Subtenant shall not have such right of termination in the event the Sublandlord notifies the Subtenant within the later of (i) twenty (20) days subsequent to the Sublandlord's receipt of the Subtenant's notice of termination, or (ii) fifty (50) days subsequent to such casualty, that it shall cause the damaged portion of the Subleased premises to be restored within ninety (90) days subsequent to such notification. Notwithstanding the rights of the Sublandlord pursuant to the next preceding sentence, in the event the Sublandlord so notifies the Subtenant more than thirty (30) days subsequent to such casualty, then in such event: provided the Subtenant shall have entered into good faith negotiations to occupy new office space instead of the Subleased Premises as a result of such Casualty prior to receipt of any notification from the Sublandlord, Sublandlord shall reimburse the Subtenant and the party with which the Subtenant was negotiating for the reasonable attorneys' fees incurred by each of said parties in connection with the leasing of such new office space, not to exceed Ten Thousand ($10,000.00) Dollars.

         20. TERMINATION IN EVENT OF TAKING. If the entire Subleased Premises becomes subject to the exercise of the power of eminent domain (a "Taking"), this Sublease shall terminate when Subtenant is required to vacate the Subleased Premises. If by one or more Takings the floor area of the Subleased Premises is reduced by more than twenty percent (20%) this Sublease may, at the option of either Sublandlord or Subtenant, be terminated as of the date when Subtenant is required to vacate the portion of the Subleased Premises so taken. If by one or more Takings the floor area of the Building is reduced by more than twenty percent (20%) this Sublease may, at the option of Sublandlord, be terminated as of the date when Sublandlord is required to vacate the portion of the Building so taken or as of the date when the Sublandlord or any of the other tenants or occupants of the portion of the Building so taken are required to vacate the same, as the case may be. Any exercise of a right of termination pursuant to this Section of the Sublease shall be by written notice given from one party to the other not more than thirty (30) days after the date on which the party desiring to terminate receives notice of the Taking.

         21. ABATEMENT OF RENT. In the event of any Casualty or Taking, a just proportion of the Base Rent and Additional Rent paid or payable hereunder, according to the nature and extent of the damage, shall be abated until completion of all repairs or rebuilding or termination of this Sublease, as the case may be; and in the case of a Taking that permanently reduces the area of the Subleased Premises, a just proportion of the Base Rent and Additional Rent shall be abated for the remainder of the Sublease Term.

         22. ENVIRONMENTAL INDEMNIFICATION.

             (a) Notwithstanding anything to the contrary set forth in this Sublease or in the Prime Lease, Subtenant hereby indemnifies and shall defend and hold Sublandlord harmless from and against all claims liabilities, damages, costs, and expenses arising out of the presence of Hazardous Materials, (as hereinafter defined) existing in, on or upon the Subleased Premises or the Building proven (with Sublandlord bearing the burden of proof) to be as a result of any act of the Subtenant, its agents, representatives, employees, contractors, licensees, or invitees.

             (b) Subtenant represents and warrants that it shall not use or cause to be used any Hazardous Materials within the Subleased Premises or within the Building which in any manner violates or may violate federal, state or local laws, Ordinances, Rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials,

             (c) Subtenant (i) shall be responsible for and shall comply with all laws, roles, ordinances or regulations of any governmental authority having jurisdiction over the Subleased Premises and the Building with respect to the presence or removal of Hazardous Materials handled, released, placed, stored, or in any way brought into, under, upon or within the Subleased Premises and/or the Building, by and/or on behalf of the Subtenant, and/or compliance with any environmental laws or ordinances relating to Hazardous Materials handled, released, placed, stored, or in any way brought into, under, upon or within the Subleased Premises and/or the Building or its use thereof, by and/or on behalf of the Subtenant, (ii) shall be responsible for all costs including, but not limited to, those resulting from monitoring, clean-up or compliance incurred with respect to any Hazardous Materials proven (with Sublandlord bearing the burden of proof) to have been placed in the Subleased Premises or the Building by Subtenant or, its agents, representatives, employees, contractors, licensees, or invitees, and shall be responsible for all such costs incurred with respect to any Hazardous Materials placed in, on or under the Building by Subtenant or, its agents, representatives, employees, contractors, licensees, or invitees and
(iii) Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against any and all liabilities, losses, damages, including without limitation, personal injury damage (including death) as well as damage to property suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims (and all sums paid for settlement of claims) or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) arising during or after the Term as a result of a breach of the foregoing obligations by Subtenant or from or in connection with the use, storage, release or discharge of Hazardous Materials (as hereinafter defined) in or upon the Subleased Premises and/or the Building proven (with Sublandlord beating the burden of proof to be as a result of any act of the Subtenant, its agents, representatives, employees, contractors, licensees, or invitees. Subtenant shall have no liability or obligation with respect to the presence, before the Commencement Date, of Hazardous Materials at or on the Subleased Premises or the Building.

             (d) As used herein, "Hazardous Materials" means any material or substance that is toxic, ignitable, reactive, or corrosive and that is regulated by any local government, the Commonwealth of Massachusetts or the United States government. "Hazardous Materials" includes any petroleum products, explosive or radioactive materials, and any and all other material or substances that are defined as "hazardous waste", "extremely hazardous waste", "hazardous material", "hazardous substances", or "toxic substances" pursuant to state, federal or local governmental law relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, storm water, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substances Control Act; the Clean Water Act; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Emergency Planning and Community Right-to-Know Act, as mended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.

             (e) Sublandlord hereby indemnifies and shall defend and hold Subtenant harmless from and against all claims liabilities, damages, costs, and expenses arising out of the presence of Hazardous Materials (as hereinafter defined) existing on or upon the Building upon the Commencement Date or thereafter and proven (with Subtenant bearing the burden of proof) to be as a result of any act of the Sublandlord, its agents, representatives, employees, contractors, licensees, or invitees.

         23. CONSENTS. Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Prime Lease, as incorporated herein, shall be deemed reasonable if Prime Landlord has refused or failed to give its consent or approval to such matter or thing.

         24. SUBLEASE CONDITIONAL UPON CERTAIN CONSENTS. Sublandlord and Subtenant each acknowledge and agree that this Sublease is subject to Sublandlord's obtaining the unconditional consent of Prime Landlord in accordance with the terms of the Prime Lease, and that if such consent shall not be obtained by July 24, 1998, then either Sublandlord or Subtenant shall have the right to terminate this

Sublease upon giving written notice to the other and this Sublease shall terminate, as of the date of receipt of such notice of termination, provided the aforesaid consent of Prime Landlord is not received prior to the receipt of such notice of termination. In the event of such termination, none of the parties hereto shall have any liability to the other.

         25. HOLDOVER AT THE END OF TERM. If Subtenant shall remain in possession of the Subleased Premises or any part thereof after the expiration or prior termination of the Term hereof, as the same may be extended, the parties agree that no such holding over by Subtenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-will at one hundred fifty percent (150%) of the Base Rent (on a per diem basis) in effect when such holding over shall have commenced, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Subtenant further agrees to pay to Sublandlord any additional amounts payable by Sublandlord to Prime Landlord under the Prime Lease by reason of any such holding over by Subtenant.

         26. SECURITY. Subtenant understands that Subtenant is solely responsible for securing its own Subleased Premises and that Sublandlord is not responsible for the safety of persons and/or personal property located in the Subleased Premises. Subtenant may, at its sole cost and expense, provide and install a security system (which may include security personnel) in the Subleased Premises provided that Sublandlord approves said security system as well as the company providing any security services with respect to the Subleased Premises (which approval shall not be unreasonably withheld, delayed or conditioned) and that said security system does not interfere with the Building's security system or access to any part of the Building or the Subleased Premises.

         27. ASSIGNMENT AND SUBLETTING.

             (a) Except as provided in this Section 27(a), Subtenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage, pledge or otherwise transfer this Sublease, or any interest therein, or sublet the Subleased Premises or any portion thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Subleased Premises, or any portion thereof, or otherwise encumber this Sublease, whether by operation of law or otherwise, without obtaining the prior written consent of the Sublandlord and the Prime Landlord, which consent (except as otherwise provided herein, including the additional criteria afforded the Sublandlord) Sublandlord and Prime Landlord shall grant or deny in accordance with the terms and conditions of Section 7.6 of the Prime Lease. It is agreed and understood that notwithstanding the fact that the Subleased Premises actually contains less than thirty thousand (30,000) square feet, any subletting, assignment, or other transfer of any right or interest in or to this Sublease or Subleased Premises shall be deemed to be as though it were with respect to a premises consisting of more than thirty thousand (30,000) square feet. It is further agreed and understood that the approval of the Prime Landlord shall be in accordance with the terms and provisions of Section 7.6 of the Prime Lease as applied to a sublease of space consisting of more than thirty thousand (30,000) square feet. The Sublandlord shall be afforded all of the rights granted to the Prime Landlord under Section 7.6 of the Prime Lease in connection with the granting or denying of the Sublandlord's consent to any subletting. In addition, the Sublandlord shall have the right to consider such other factors as may be reasonable, in view of the fact that the Sublandlord and/or other subtenants will be sharing certain facilities and services with any prospective subtenant of the Subleased Premises, in determining whether or not to grant its approval. In the event the Subleased Premises are sublet or this Sublease is assigned in accordance with this Section 27(a)(i), then in such event, Subtenant shall pay to Sublandlord or to Prime Landlord (in the event this Sublease becomes a direct lease with the Prime Landlord), as Additional Rent, all sums, amounts, charges, payments of every nature and kind, reasonably attributable to the Subtenant's interest in this Sublease or the Subleased Premises so transferred, (irrespective of (x) whether or not they are attributable to rent of any nature (y) any stated purpose or (z) the person or entity to which or to whom it is paid) which are provided to be paid under the terms, provisions and conditions of such assignment or sublease which are in excess of the amounts otherwise required to be paid pursuant to this Sublease, after deducting subtenant's reasonable expenses (including, reasonable attorney fees and brokerage fees/commissions, and improvements, approved by the Sublandlord, in connection with the any such assignment or sublease). Notwithstanding anything contained herein to the contrary, it is agreed and understood that a subletting pursuant to this Section 27(i) shall not be permitted unless (a) the parent (if any) of any such sublease guarantees (in the form of guaranty acceptable to Sublandlord and Prime Landlord) the performance of the terms, provisions, covenants, and obligations of this Sublease by such sublease of the Subtenant, (b) Subtenant remains primarily responsible for the performance of the terms, provisions, covenants, and obligations of this Sublease, to be performed by the Subtenant, and (c) Subtenant and such sublessee or assignee of the Subtenant have a combined net worth of at least the greater of (xx) Five Million (5,000,000.00) Dollars or
(yy) two times the net worth of Subtenant.

             (b) Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublandlord's interest in and to the Prime Lease.

             (c) Consent by Sublandlord or Prime Landlord to any assignment, transfer or subletting to any party shall not be construed as a waiver or release of Subtenant from the terms of any covenant or its primary responsibility under this Sublease, (or direct lease pursuant to Section 2(d), as the case may be), nor shall consent to one assignment, transfer or Sublease to any person, partnership, firm or corporation be deemed to be a consent to any subsequent assignment, transfer or subletting to another person, partnership, firm or corporation.

         28. Notices.

             (a) Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed as follows:

                  If to Sublandlord:

                                     Designs, Inc.
                                     66 B Street
                                     Needham, MA 02494
                                     Attention: General Counsel

                  If to Subtenant:

                                     Atreve Software, Inc.
                                     767C Concord Avenue.
                                     Cambridge, MA 02138
                                     Attention: President

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i)if mailed, on the third business day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a business day, the next succeeding business day).

             (b) Subtenant promptly shall deliver to the Sublandlord copies of all notices, requests, demands or other communications which relate to the Subleased Premises or the use or occupancy thereof after receipt of the same from the Prime Landlord or others.

         29. QUIET ENJOYMENT. As long as Subtenant is not in default under this Sublease beyond any period for cure thereof, and otherwise performs and observes all of the obligations, terms and conditions contained herein and in the Prime Lease as herein incorporated, Subtenant shall peaceably and quietly have, hold and enjoy the Subleased Premises subject to the terms set forth herein.

         30. ESTOPPEL CERTIFICATES - The Subtenant shall, without charge, at any time within ten (10) days after receipt of written request by the Sublandlord, certify in writing to the Sublandlord, or any person, firm or corporation specified by the Sublandlord:

             (a) That this Sublease is unmodified and in full force and effect, or, if there have been any modifications, that this Sublease is in full force and effect as modified and stating the exact terms of any modifications thereto;

             (b) That to the best of Subtenant's knowledge, after due diligence and inquiry, there either are or are not then existing any setoffs or defenses against the enforcement of any of the terms or conditions of this Sublease and any modifications hereof on the part of the Subtenant to be performed or complied with, and, if so, specifying the extent of any setoffs or defenses therein; and

             (c) The dates, if any, to which the Rent, additional rent, and other charges under this Sublease on the Prime Lease have been paid in advance. The Subtenant shall similarly certify any additional information as Sublandlord shall reasonably require.

         31. SIGNS. Subtenant, at its expense, may install one sign on the exterior of the Building (either on the front or side facia of the building) at the southeastern corner of the Building, and a second sign upon the existing pylon sign in the front of the Building, and a sign upon the entrance door and/or doorway of the Subleased Premises, such signage shall comply with all applicable building codes, regulations and laws; provided however, that the dimensions, color, style and location of the signage shall be subject to Sublandlord's written approval (and if necessary the Prime Landlord's approval). Subtenant shall not display any other signs or advertisements on the exterior or outside of the Building without the Sublandlord's written approval (and if necessary the Prime Landlord's approval). The aforesaid approval from the Sublandlord shall not be unreasonably withheld or delayed. All Signs approved by Sublandlord shall be professionally designed and constructed in a first-class workmanlike manner. Subtenant shall maintain Subtenant's sign(s) in good condition at all times. Upon termination of this Sublease, Subtenant shall remove Subtenant's signs at Subtenant's expense, and shall repair any damage caused by this removal.

         32. SUBTENANT AUTHORITY. Subtenant warrants and represents to Sublandlord that: (i) Subtenant is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is duly and legally qualified to do business as a corporation and has powers adequate for the execution, delivery and performance of its obligations under the Sublease and for carrying on the business now conducted or proposed to be conducted by it, (ii) Subtenant has taken all necessary corporate action required to make the Sublease the legal, valid and binding obligations they purport to be, and that (iii) this Sublease is a legal, valid and binding obligation of the Subtenant.

         33. SECURITY DEPOSIT. Subtenant has delivered to Sublandlord an irrevocable letter of credit in favor of Sublandlord in the amount of $62,409.66, (the "Security Deposit"), to be held by Sublandlord as security for the faithful performance and observance by Subtenant of the terms, conditions and provisions of this Sublease and the Prime Lease, to the extent incorporated into this Sublease, receipt of which Security Deposit is hereby acknowledged by Sublandlord. If Subtenant fails in the payment or performance of its obligations under this Sublease and such default continues after any applicable cure period, Sublandlord may draw upon the Security Deposit to the extent necessary to cure such default, and Subtenant shall be obligated to immediately reinstate such Security Deposit to its original amount. Within thirty (30) days after the expiration or sooner termination of the Term, Sublandlord shall return the Security Deposit to Subtenant, after drawing upon such Security Deposit to the extent necessary to cure any such defaults of Subtenant then continuing. It is agreed and understood that: (i) the Subtenant shall be obligated to keep the Security Deposit (whether pursuant to the original letter of credit or any renewal, replacement, or substitute therefor) in its original amount during the entire Term and (ii) the aforesaid Security Deposit, by its terms, shall be directly assignable and otherwise transferable to the Prime Landlord in the event this Sublease becomes a direct lease between the Prime Landlord and the Subtenant. It is further agreed and understood that in the event this Sublease becomes a direct lease between the Prime Landlord and the Subtenant, then in such event, the aforesaid Security Deposit shall be immediately (i) increased in amount to $124,819.32 and (ii) assigned and otherwise transferred to the Prime Landlord. At Subtenant's option, Subtenant shall have the right to effect such increase in the Security Deposit and assignment to the Prime Landlord by delivering to Prime Landlord four irrevocable letters of credit, each in the amount of $31,204.83, but otherwise conforming to the requirements of this section 33. If Subtenant exercises such option, Prime Landlord shall return and release the letter of credit comprising the Security Deposit to Subtenant simultaneously with Subtenant's delivery to Prime Landlord of such four substitute letters of credit. Upon payment by Subtenant to Prime Landlord of the monthly installment of Base Rent for each of the last four months of the term of such direct lease, if Subtenant is otherwise not in default after the expiration of applicable cure periods, Prime landlord shall return and release to Subtenant one such substitute letter of credit or shall otherwise cooperate with Subtenant to reduce the Security Deposit by $31,204.83.

         34. Intentionally Deleted

         35. PARKING FACILITIES.

             (a) Subtenant and its officers, agents, and employees shall have the exclusive right to use five (5) "Reserved Visitor" parking spaces and the non-exclusive right to use up to 50 non-reserved parking spaces (on a first come, first serve basis) in the parking lot serving the Subleased Premises and the Building, as shown on Exhibit E attached hereto and incorporated herein by reference and in accordance with the Rules and Regulations promulgated (in accordance with Section 37 hereof) by the Sublandlord from time to time. Subtenant shall park their vehicles only in the aforesaid areas as shown on Exhibit E Subtenant has agreed that at least one of the parking spaces shall be designated "handicapped", increased as the ratio of the required number of handicapped parking spaces to the total number of parking spaces serving the Subleased Premises as required by applicable codes shall be increased. Sublandlord shall maintain and repair all parking areas, including the removal of snow therefrom.

             (b) Subtenant shall, upon written notice from Sublandlord, within five (5)days, furnish Sublandlord, or its authorized agent, the State automobile license plate number assigned to its automobile or automobiles and the automobiles of all of its officers, agents and employees employed in the Subleased Premises. Sublandlord, after notice to Subtenant that Subtenant or any of its officers, agent or employees are not parking in said designated parking areas may, at its option, in addition to any other remedies it may have, tow away such vehicles at Subtenant's expense, and, in addition, after the second such notice in respect of any such violating vehicle, Subtenant shall upon demand pay to the Sublandlord the sum of $25.00 for each such subsequent violation, such payment to be deemed an Additional Rent charge. Subtenant shall not at any time park or permit the parking of any truck or any delivery vehicle in the parking area. Subtenant shall require all trucks or other vehicles serving Subtenant to use the Subtenant's entrance to the Subleased Premises on the northeast corner of the Building. Subtenant shall cause all vehicles servicing Subtenant to be promptly loaded or unloaded and removed; all such trucks owned or operated by, on behalf of, or servicing Subtenant, shall be compelled by Subtenant to comply in all respects with the Rules and Regulations governing use of truck access, parking, loading and unloading facilities, and permissible hours and places therefor, as the same may be from time to time modified or amended by Sublandlord in its reasonable discretion; and any breach thereof or failure to comply therewith shall be deemed for all purposes of this Sublease to be a breach of or failure to comply with the terms and provisions of this Sublease. It is agreed and understood that the loading docks which are appurtenant to or part of the Building, and any lawn or "grassy areas", are not included within the Subleased Premises or the common areas thereof, and neither the Subtenant nor any of its employees, agents, servants, representatives, contractors, licensees, or invitees shall have the right to use same.

         36. SERVICES TO BE PROVIDED BY SUBLANDLORD.

             (a) Subject to emergencies, repairs and maintenance, the non-exclusive use and rights of other tenants, and conditions beyond the control of Sublandlord or Prime Landlord, Sublandlord shall provide and make available to the Subtenant and the Subleased Premises (i) heating, air conditioning, and ventilation (herein sometimes referred to as "HVAC") in amounts reasonably required for the comfortable use of the Subleased Premises in Sublandlord's sole judgment (reasonably applied) during normal business hours from 7:00 am. to 7:00 p.m. Monday through Friday, except for the business holidays recognized by the Sublandlord and as shown on Exhibit F, attached hereto and incorporated herein by reference, and such HVAC as is necessary to keep the temperature in the Subleased above 60 degrees and below 80 degrees at all other times, (ii) electricity for normal lighting by standard overhead fluorescent fixtures and all other normal and customary power requirements 24 hours per day, 7 days per week (subject to Section 4(f)), (iii) weekday janitorial service to maintain the Prime Lease Premises, including the Subleased Premises, and the common areas in accordance with the procedures and standards set forth on Exhibit O attached hereto and incorporated herein, (iv) stocking and maintenance of the kitchen/luncheon area, including the cleaning, maintenance, repair and/or replacement of the counters, tables, chairs, sinks, dishwashers, ovens, microwave ovens, refrigerators, coffee machines, vending machines, and other kitchen related equipment, dishes, cups, mugs, cutlery, napkins, serving utensils and the like, as well as providing coffee, tea, packaged soups, and other snacks.

             (b) Upon request from the Subtenant, the Sublandlord shall provide HVAC services at times other than as indicated in Subsection (a) hereinabove. In such event, Subtenant shall pay to Sublandlord an "After Hours Charge" for such HVAC services provided at times other than as indicated in Subsection (a) hereinabove, in accordance with Section 4 (f) of this Sublease.

             (c) Sublandlord shall not be liable for, and Subtenant shall not be entitled to any abatement of Base Rent or Additional Rent by reason of, (i) the failure to furnish or delay in furnishing any of the services indicated hereinabove, when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Sublandlord or Prime Landlord or (ii) the making of any repairs or improvements to the Subleased Premises or to the Building, which repairs and improvements shall be promptly and diligently performed.

         37. RULES AND REGULATIONS. The Subtenant hereby agrees to conduct its business within and about the Subleased Premises, including any common areas, and to cause its employees, agents, servants, representatives, contractors, licensees, and invitees to comply in all respects with the reasonable rules and regulations with respect to the Subleased Premises and the Building, promulgated by the Sublandlord from time to time (and given to Subtenant in writing), as the same may be modified or amended by Sublandlord in its reasonable discretion (the "Rules and Regulations"). A breach of the Rules and Regulations or failure to comply therewith shall be deemed for all purposes of this Sublease to be a breach of or failure to comply with the terms and provisions of this Sublease.

         38. SMOKE FREE ENVIRONMENT. The Subtenant specifically recognizes that the Building represents a smoke flee working environment and hereby agrees that it will not permit any form of smoking within the Subleased Premises at any time whatsoever.

         39. NUMBER OF EMPLOYEES. Subtenant agrees that at no time during the Term shall it permit more than one (1) person (including employees and non-employees) per one hundred (100) square feet of the Subleased Premises to work within the Subleased Premises Subtenant further agrees that at no time during the Term shall it permit more than the number of persons (including employees and non-employees) allowed by applicable code, regulation, and/or law to work within the Subleased Premises

         40. BROKER. Sublandlord and Subtenant represent and warrant to each other that they have not dealt with any broker in connection with this Sublease other than Jack Podgur, 245 Washington Street, Wellesley, MA 02181 ("Podgur"), Sargent Goodchild and Robert McGuire of CB Commercial/Whittier Partners, LP, 600 Atlantic Avenue, Boston, MA 02210 ("CB Whittier"), and Lenny Owens of McCall & Almy, Inc., One Post Office Square- 37th Floor, Boston, MA 02109 ("McCall"). Sublandlord shall be responsible for the brokerage commissions due to Podgur and CB Whittier, pursuant to the terms of a brokerage agreement. Sublandlord shall also be responsible for the payment of a fee to McCall in the amount of $45,852.00, Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, any claim from, or liability to, any other broker or any other party with whom Subtenant shall have dealt in connection with this transaction, and Subtenant shall also indemnify Sublandlord against, and hold Sublandlord harmless from, any claim from, or liability to McCall in excess of the fee indicated hereinabove.

         41. Intentionally Deleted.

         42. EXAMINATION OF SUBLEASE. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution by and delivery to both Sublandlord and Subtenant.

         43. RECORDING. Neither Sublandlord nor Subtenant shall record this Sublease nor a short form memorandum hereof without the consent of the other. Notwithstanding the foregoing, Sublandlord and Subtenant shall execute (if requested by the other) and deliver to the other an instrument sufficient, when recorded only to provide legal notice of the existence and the Term of this Sublease, and either Sublandlord or Subtenant may file such instrument with the Middlesex South Registry District of the Land Court.

         44. SURVIVAL OF OBLIGATIONS. All provisions of this Sublease which require the payment of money or the delivery of property after the termination of this Sublease or require Subtenant to indemnity, defend or hold Sublandlord harmless or require Sublandlord to indemnity, defend or hold Subtenant harmless, shall survive the termination of this Sublease. It is specifically understood and agreed that the provisions of Sections 5, 15, 18, and 22 of this Sublease shall survive the expiration or earlier termination of this Sublease.

         45. MISCELLANEOUS.

             (a) AMENDMENT. This Sublease may not be extended, renewed, terminated, supplemented, amended, varied, or otherwise modified in any manner except by an instrument in writing signed by both Sublandlord and Subtenant.

             (b) ENTIRE AGREEMENT. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sublease, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement, representation or warranty made by the other not embodied in this Sublease.

             (c) HEADINGS. The Section and/or paragraph headings appearing herein and the organization of this Sublease are for purposes of description and convenience only and are not deemed to be a part of this Sublease and shall not control or alter the meaning of this Sublease.

             (d) GOVERNING LAWS. The provisions of this Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

             (e) WAIVER. No delay or omission on the part of either party to this Sublease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

             (f) REMEDIES CUMULATIVE. Any and all rights and remedies which either party may have under this Sublease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

             (g) VALIDITY. If any term or provision of this Sublease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Sublease or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each term and provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

             (h) AUTHORITY. Sublandlord and the Subtenant represent and warrant that their respective officers executing this Sublease are empowered and duly authorized to so execute this Sublease on behalf of the parties they represent.

             (i) RELATIONSHIP OF THE PARTIES. Sublandlord shall not be deemed, in any way or for any purpose, to have become, by the execution of this Sublease or any action taken hereunder, a partner of Subtenant in its business or otherwise a joint venturer or member of any enterprise with Subtenant.

             (j) SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (k) FORCE MAJEURE. Except as may be otherwise specifically provided herein, time periods for Sublandlord's or Subtenant's performance under any provisions of this Sublease not involving the payment of money shall be extended for periods of time during which the non-performing party's performance is prevented due to circumstances beyond the party's control, including, without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife.

         46. WORKSTATION PURCHASE: The Subtenant agrees that it is a specific provision of this Sublease that Subtenant shall purchase, from Sublandlord, Thirty Five (35) of the Herman Miller Ethospace workstations (with chairs) in the Subleased Premises. It is agreed and understood that said workstations shall be purchased on or before July 31, 1998. It is further agreed and understood that the purchase price for each such workstation (and chair) is Two Thousand Eight Hundred Eighty Dollars ($2,880.00). The purchase price with respect to each work station shall be paid to the Sublandlord in thirty six (36) equal monthly installment payments of Eighty Dollars ($80.00), which payment shall be made separately but coincidentally with the monthly payments of Base Rent. Payments with respect to the purchase of the workstations shall commence with the first payment of Base Rent.

         47. RIGHT OF FIRST OFFER. It is agreed and understood that Subtenant shall have the right of first offer to sublease additional portion(s) of the Building on the terms and conditions set forth herein provided (i) the Subtenant is not then in default under this Sublease, beyond any period for cure thereof,
(ii) the Subtenant is then occupying all of the Subleased Premises and conducting business therein, and (iii) this Sublease is then in full force and effect

             If at any time during the term of this Sublease, the Sublandlord wishes to sublease a portion of the Building (not then occupied by the Subtenant), to any party other than to the Prime Landlord or any constituent or affiliated entity of the Prime Landlord, and excluding any portion of the Building which the Sublandlord is taking back for its own use or which the Prime Landlord or any constituent or affiliated entity of the Prime Landlord is taking back from the Sublandlord, then in such event the Sublandlord must first offer to sublease such portion(s) of the Building to the Subtenant. Sublandlord shall first notify the Subtenant in writing ("Sublandlord's Offer") of the general terms and conditions upon which it wishes to sublease the portion of the Building, including at a minimum the Base and Additional Rent, the length of the term, a description of the size and location of the premises, and any terms of such sublease that will differ materially from the terms of this Sublease. The Subtenant shall have a period of fifteen business days from the receipt of such Sublandlord's Offer within which to accept same, in which event Sublandlord and Subtenant shall enter into a sublease of such portion of the Building on the terms and conditions of Sublandlord's Offer and to the extent not specified in the Sublandlord's Offer, on the terms and conditions of this Sublease. If Subtenant fails to accept the Sublandlord's Offer, which shall include the acceptance of the terms and conditions referenced therein, within the aforesaid fifteen (15) days, then Subtenant's right to sublease the portion of the Building referenced in such Sublandlord's Offer shall be void and have no further force and effect. It is agreed and understood that any acceptance by the Subtenant of the Sublandlord's Offer shall be without contingencies, conditions, or modifications.

         48. SPECIAL TERMINATION RIGHT.

             (a) The Subtenant shall have the right (the "Special Termination Right") to terminate this Sublease on June 30, 2001 provided Subtenant shall have given written notice to the Sublandlord, on or before January 1, 2001, indicating Subtenant's exercise of such Special Termination Right.

             (b) In the event the Subtenant exercises its Special Termination Right, then in such event Subtenant shall immediately reimburse Sublandlord in the total amount of (i) the sum of $93,614.49, and (ii) Forty Percent (40%) of all attorneys fees and expenses, and brokerage commissions, fees and expenses, payable by the Sublandlord, specifically including but not limited to those required pursuant to Section 40 hereof, and (iii) all of Sublandlord's other unamortized costs and expenses in connection with the subletting of the Subleased Premises (the unamortized costs of such other costs and expenses not to exceed $15,000.00).

         49. SUBLANDLORD AUTHORITY. Sublandlord warrants and represents to Subtenant that: (i) Sublandlord is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and is duly and legally qualified to do business as a corporation in Massachusetts and has powers adequate for the execution, delivery and performance of its obligations under the Sublease and for carrying on the business now conducted or proposed to be conducted by it, (ii) Sublandlord has taken all necessary corporate action required to make the Sublease the legal, valid and binding obligations they purport to be, and that (iii) this Sublease is a legal, valid and binding obligation of the Sublandlord.

         50. SUBLANDLORD REPRESENTATION. Sublandlord warrants and represents to Subtenant that, as of the date this Sublease is executed by the Sublandlord, Sublandlord has no actual knowledge that (i) it is in default under the Prime Lease or (ii) any event has occurred which, after any applicable notice and/or expiration of any applicable grace period, shall constitute a default by Sublandlord under the Prime Lease.

         51. DIRECT LEASE WITH PRIME LANDLORD. It is agreed and understood that the following terms, provisions, modifications, deletions, and requirements shall become effective and part of this Sublease only in the event this Sublease becomes a direct lease between Subtenant and Prime Landlord as described and in accordance with Section 2(d) of this Sublease:

             (a) The following is added and incorporated into Section 4(d): "In the event there is a vacancy in the Building, then in such event, the Operating Costs that vary according to occupancy shall be extrapolated to 100% occupancy (It is understood and agreed that there shall be no extrapolation with respect to taxes, insurance costs, and such other costs that are independent of and unaffected by occupancy levels.)."

             (b) The following is deleted from the last sentence of Section 4(d): "...together with a copy of the paid and receipted bills with respect to such Operating Costs..." and the following is inserted in lieu thereof "Upon request from the Subtenant, Sublandlord shall provide sufficient back-up information to substantiate and verify any notices and invoices sent in accordance with the next preceding sentence.

             (c) Section 15(b) is deleted.

             (d) Section 40 is deleted.

             (e) It is specifically understood and agreed that the terms, provisions, rights and obligations of Section 8 of the Prime Lease remains in effect in addition to the terms and provisions of Sections 19 and 20 of this Sublease.

             (f) Section 5(a)(ii): The words "and enacted, promulgated, or amended subsequent to the Commencement Date" are to be deleted

             (g) Section 5(0: The words "or decorative" are to be inserted immediately after the word "advertising" in the second line, and the words" to or painted" are to be inserted immediately after the word "attached" in the second line.

             (h) Section 1l(a): The words "permit or suffer" are to be inserted immediately after the word "do" in the second line.

             (i) Section 12(b): The references in this Section 12(b) to Section
7.9 and Section 9 of the Prime Lease are to be deleted. It being specifically agreed and understood that in the event this Sublease becomes a direct lease between the Prime Landlord and the Subtenant, then in such event, said Section
7.9 and Section 9 of the Prime Lease shall be deemed incorporated into this Sublease.

             (j) Section 18(a) is to be deleted in its entirety.

             (k) Section 19: The last sentence of this section is to be deleted.

             (1) Section 22(e): This Section is to be deleted in its entirety.

         IN WITNESS WHEREOF, this Agreement of Sublease has been duly executed as of the day and year first above written

SUBLANDLORD:

DESIGNS, INC.                                   Attest:
By:      /S/ELISABETH A. LIPTON                 By:      /S/ANTHONY E. HUBBARD
    --------------------------------                --------------------------
Name:    Elisabeth A. Lipton                    Name:    Anthony E. Hubbard
Title:   Asst. Secretary                        Title:   Asst. Secretary
Date:    JULY 16, 1998                          Date:    JULY 16, 1998
      ------------------------------                  ----------------


SUBTENANT:

ATREVE SOFTWARE, INC.      Attest:
By:      /S/GLENN D. HOUSE SR.                  By:      /S/PHYLLIS DOHERTY
    --------------------------------                -----------------------
Name:    Glenn D. House Sr.                     Name:    Phyllis Doherty
Title:   President & CEO                        Title:   CFO
Date:    JULY 16, 1998                          Date:    JULY 16, 1998
      ------------------------------                  ----------------

Each of the following parties, collectively referred to as the Prime Landlord, hereby executes this Agreement of Sublease for the purpose of acknowledging and consenting to this Agreement of Sublease including without limitation, for the purpose of acknowledging, confirming, accepting, and agreeing to be bound by the terms and provisions of Section 2(d) Section 14(a) and Section 27(a) of this Agreement of Sublease.

G.W.B. Trusts                                   A.C.F. Trusts
By:      /S/ [ILLEGIBLE]                        By:      /S/ [ILLEGIBLE]
    --------------------------------                  --------------------------
Name:                                           Name:
as Trustee                                      as Trustee but not individually

By:      /S/ [ILLEGIBLE]                        By:      /S/ [ILLEGIBLE]
    --------------------------------                ----------------------------
Name:                                           Name:
as Trustee but not individually                 as Trustee but not individually

R.C.L. Trusts
By:      /S/ [ILLEGIBLE]
    --------------------------------
Name:
as Trustee but not individually

By:      /S/ [ILLEGIBLE]
    --------------------------------
Name:
as Trustee but not individually


This page 24 is the execution page with respect to the Agreement Of Sublease between Designs, Inc. and Atreve Software, Inc. and dated as of July 1, 1998.

                                                                 [Rev. 11/20/75]

                                   EXHIBIT A



                                      Lease

                                 by and between

     Trustees of the R.C.L. Trusts, the G.W.B. Trusts, and the A.C.F. Trusts

                                    LANDLORD

                                       and

                                  Designs, Inc.

                                     TENANT

                          dated as of November 4, 1995

                                TABLE OF CONTENTS

         SECTION                                                            PAGE

1.  Definitions, References, Schedules                                         3

2.  Lease and Rent                                                             5

3.  Terms and Condition                                                        5

4.  Quiet Enjoyment                                                           13

5.  Subordination, Estoppel Certificate                                       14

6.  Additional Rent                                                           15

7.  Tenant's Covenants                                                        21

8.  Casualty or Taking                                                        29

9.  Default                                                                   33

10. Notice of Lease, Other Provisions                                         37

11. Holding Over                                                              39

12.                                                                           40

13.                                                                           42

                       LEASE dated as of November 4, 1995

1.       DEFINITIONS, REFERENCES, SCHEDULES

LANDLORD: The Trustees of the R.C.L Trusts, the G.W.B. Trusts, and the A.C.F.
          Trusts, under Declarations of Trust dated March 30, 1955, respectively recorded with the Suffolk County Registry of Deeds in Book 7046, Pages 196,202 and 208, and also filed in the Norfolk Registry District of the Land Court as Documents Nos. 182959, 182958, and 182960 respectively, having an address c/o Blakeley Investment Co., 60 State Street, Boston, MA 02109.

TENANT:   Deigns, Inc., a Delaware corporation.

LAND: That certain real property located within the New England Industrial Center in Needham, Massachusetts, as more particularly described in Schedule A hereto.

BUILDING: That certain building known and numbered as 66 B Street, Needham, Massachusetts, containing approximately 80,170 rentable square feet, as more specifically shown on Schedule B-1 hereto. Tenant shall have the exclusive right to use the parking spaces within the area marked as "Parking Area" shown on Schedule B hereto, and elsewhere on the Land as may be permitted by applicable laws.

PREMISES: The Building and the Land, including the sidewalks and parking areas, all as described and shown on Schedules A and B-I hereto.

TERM: For a period commencing on November 11,1995, and expiring at the close of the day on January 31, 2006, unless earlier terminated or extended as provided herein.

ANNUAL FIXED RENT:

TENANTS USES: Office, light manufacturing and assembly, storage and equipment servicing, but excluding retail sales.

INITIAL INSURANCE AMOUNTS:
          Liability: Landlord's comprehensive
                     Bodily injury: $1,000,000/$3,000,000
                     Property damage: $1,000,000

          Fire and Extended Coverage:   Full replacement value
          Rent Insurance:               One year Fixed Rent and
                                        Additional Rent

LANDLORD'S ADDRESS:  c/o Blakeley Investment Co.
                     60 State Street
                     Boston, MA 02109

TENANTS ADDRESS:     Prior to the Commencement Date:

                     1244 Boylston Street
                     Chestnut Hill, MA  02167

                     After the Commencement Date:

                     66 B Street
                     Needham, MA 02198

SECURITY DEPOSIT:

          Each reference in this Lease to any of the above titles shall be construed to incorporate the data stated above for that title. The following additional sheets are attached to this Lease after the signatures and are incorporated herein by reference, and to be so construed as a part of this Lease and each party agrees to perform all obligations stated therein to be performed by such party:

          Schedule A - Description of Land
          Schedule B - Plan showing Premises
          Exhibit ER - Scope of Landlord's 21E Report
          Exhibit SD - Form of Subordination, Non-Disturbance and
                       Attornment Agreement

2.        LEASE AND RENT.

          Landlord hereby leases unto Tenant the Premises, as shown on attached Schedules A and B, subject to and with the benefit of the matters therein set forth or referred to, together with all the improvements, appurtenances rights, privileges and easements in anywise pertaining to the Premises including, but not limited to, the right of ingress to and egress from the Premises and parking facilities, and the right to use the elevators, stairways, corridors, entrance ways, rest rooms, and other similar facilities that exist in and about the Premises.

          Tenant shall have the exclusive right to use the parking area as shown on Schedule B, and parking spaces elsewhere on the Land as may be permitted by applicable laws.

          Tenant shall pay, promptly when due, without notice or demand and without setoff or deduction of any amount whatsoever (except as specifically set forth herein), monthly installments of 1/12 of the Annual Fixed Rent, in advance, on the first day of each month for each full calendar month of the Term, and the corresponding fraction of said 1/12 for any fraction of a calendar month at the beginning or end of the Term (the "Fixed Rent"). All rent shall be paid to Landlord, c/o Whittier Partners (the manager of the Premises), 155 Federal Street, Boston, MA 02110, unless Landlord shall designate some other payee or address for the payment thereof by giving written notice to that effect to Tenant at least thirty (30) days prior to the due date of the next payment, and Tenant shall be entitled to rely on a notice purportedly from Landlord or its designated representative without inquiry with respect thereto.

3.        TERM AND CONDITION.

          (a) Tenant shall have and hold the Premises for an initial Term commencing on November 11,1995 (the "Commencement Date") and expiring at the close of the day on January 31, 2006.

          It is understood that Tenant wishes to perform renovations within the Premises to ready same for its occupancy (the "Improvements Work"). The Improvements Work shall be commenced by Tenant promptly after the Commencement Date and Tenant's receipt of all required permits and approvals, and shall be performed in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord. The Improvements Work shall be performed in a good and workmanlike manner and in compliance with all applicable laws. All of such Tenant improvements installed as part of the Improvements Work and paid for by Tenant (beyond the reimbursement by Landlord to Tenant for same as provided in this paragraph), or subsequently installed by Tenant in the Premises and paid for by Tenant, shall remain the property of Tenant, but upon the expiration or earlier termination of this Lease, shall thereupon become part of the Premises and the property of Landlord without any payment for same by Landlord. Landlord shall reimburse Tenant for costs and expenses incurred by Tenant to third parties in connection with the Improvements Work, to a maximum of $500,000.00. Such payments shall be made by Landlord by the later of (i) thirty (30) days after Landlord's receipt of paid invoices evidencing such work, or (ii) three (3) days after receiving executed lien waivers from Tenant's contractors as to such work. At the option of Tenant, such payments may be made directly to Tenant's contractors. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or omission of Tenant or of any labor and/or materials contracted for by Tenant, or of anyone claiming through Tenant, Tenant shall forthwith take such actions by bonding, deposit or payment as will promptly remove or satisfy the lien without cost to Landlord or Tenant.

          In the course of performing the Improvements Work, Tenant agrees to use labor compatible with that being employed by Landlord for work in or to the Premises or other buildings owned by Landlord or its affiliates within the New England Industrial Center, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services to the Premises or other properties owned or managed by Landlord or its affiliates. Tenant's contractors shall carry general liability and property insurance in type and amount reasonably satisfactory to Landlord and with liability limits of coverage equal to or greater than the limits stated in Section 1.

         (b) The Landlord shall, at its sole cost and expense, contract for the removal of all underground storage tanks located on or under the Premises and the remediation of all environmental matters related to same to the extent such remediation is required by applicable law (collectively, "Landlord's Work"). Promptly after completion of Landlord's Work, Landlord shall provide Tenant with a report ("Landlord's 21E Report") by O'Brien & Gere Engineers, Inc., or other engineering firm qualified to make reports under Massachusetts General Laws Chapter 21E. The scope of Landlord's 21E Report shall be substantially in accordance with the Proposal for Level I Environmental Site Assessment Transaction Screening prepared by O'Brien & Gere Engineers, Inc. and dated October 26, 1995, a copy of which is attached hereto as Exhibit ER.

          (c) If Landlord's 21E Report (which term shall also include any further testing and reports that were recommended in Landlord's 21E Report above referred to) indicates that oil and hazardous waste not related to said underground storage tank are located on the Premises, and if the engineering firm preparing said Report reasonably estimates that the cost of remediating same will be less than $10,000.00, then Landlord shall promptly clean-up and dispose such substances or otherwise remediate same. If Landlord's 21E Report indicates that oil and hazardous waste not related to said underground storage tanks are located on the Premises, and if the engineering firm preparing said Report reasonably estimates that the cost of remediating same will be at least $10,000.00, then Landlord, at its option, may elect not to clean-up and dispose such substance or otherwise remediate same. Such election shall be in writing ("Landlord's Election") delivered to Tenant not later than sixty (60) days after Tenant's receipt of Landlord's 21E Report which indicates that oil and hazardous waste not related to said underground storage tanks are located on the Premises and estimating that the cost of remediating same will be at least $10,000.00.

         (d)(1) If Landlord elects not to clean-up and dispose of such substances or otherwise remediate same as aforesaid, and if the presence of such substances shall, based upon the reasonable business judgment of Tenant, have a demonstrable and adverse impact (more then de minimus) on Tenant's ability to use the Premises for Tenant's Uses, then, unless the parties otherwise agree in writing, Tenant may either (i) elect at Tenant's own expense to perform the remediation of the hazardous substances and in such event Landlord shall be responsible for the first $10,000.00 (reduced by any amount previously spent by Landlord for such remediation) of the cost of the remediation, or (ii) terminate this Lease upon ten (10) days prior written notice delivered to Landlord not later than sixty (60) days after Tenant's receipt of Landlord's Election, or
(iii) purchase the Premises at its then fair market value, which shall be determined as provided hereinbelow. If Tenant elects to exercise its right to purchase the Premises as aforesaid, Tenant shall do so by written notice to Landlord ("Tenant's Exercise") given not later than sixty (60) days after Tenant's receipt of Landlord's Election. If Tenant fails to exercise its purchase option within the aforesaid time period, Tenant's right to purchase the Premises shall expire. Promptly after receipt of Tenant's Exercise, Landlord and Tenant shall negotiate in good faith to determine the fair market value of the Premises (which shall take into account the current level of contamination of same). If Landlord and Tenant are unable to agree as to the fair market value of the Premises with thirty (30) days after Landlord's receipt of Tenant's Exercise, then Landlord and Tenant shall each appoint one appraiser, and these two appraisers shall, within ten (10) days thereafter, name a third. It shall then be the duty of the appraisers to ascertain the fair market rental value of the Premises (which shall take into account the current level of contamination of same), and if any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, the two appraisers present may act in the absence of such appraiser. The appraisers' determination of the fair market value of the Premises shall be rendered not later than thirty (30) days after the appointment of the third appraiser, and shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser.

             (2) The Premises shall be conveyed on that date (the "Closing Date") which is sixty (60) days after the determination of the fair market value of the Premises in accordance with Subsection 3(d), by a good and sufficient quitclaim deed (the "Deed") running to the Tenant or a nominee designated by the Tenant by written notice to the Landlord at least seven (7) days before the Closing Date. The Deed shall convey a record and marketable title to the Premises, free from an encumbrances, except such title may be subject to:

                 (i)       all matters set forth in Landlord's 21E Report;

                 (ii) those matters which, as of the date of this Lease are set forth on the Certificate of Title(s) with respect to the Premises;

                 (iii) taxes for the then current fiscal tax year, which the Tenant shall pay (but not including such taxes assessed for periods prior to the Commencement Date, which taxes shall be the sole responsibility of Landlord);

                 (iv) any betterment or other municipal charges which the Tenant shall pay (but not including such charges assessed for periods prior to the Commencement Date, which charges shall be the sole responsibility of Landlord);

                 (v) takings by eminent domain or other acts of public authority hereinafter arising, provided that the fair market value shall reflect any such taking or other act; and

                 (vi) all rights arising under the Lease unless Tenant elects to merge same.

             (3) If the Deed refers to a plan necessary to be recorded therewith, the Landlord shall deliver such plan with the Deed in form adequate for registration. The Deed shall be in a form sufficient to entitle the Tenant to a Certificate of Title for the Premises, and the Landlord shall deliver with the Deed all instruments, if any, necessary to enable the Tenant to obtain such Certificate of Title.

             (4) The purchase price shall be paid at the closing in cash, by wire transfer or by certified, cashier's, treasurer's or bank check. The Deed shall be delivered at the closing. Time is of the essence of this agreement.

             (5) If the Landlord shall be unable to give title or to make conveyance, or to deliver possession of the Premises, all as stipulated in this
Section 3, then the Landlord shall use its best efforts to remove any defects in title, or to deliver possession as provided herein, as the case may be, and the Closing Date shall be extended for a period of thirty (30) days. If at the expiration of the extended time the Landlord has failed so to remove any defects in title, or deliver possession, as the case may be, then, at the Tenant's option, (i) the Tenant may terminate the Lease (including all rights contained in this Subsection 3(d), or (ii) the Tenant may exercise its rights set forth in Subsection 3(d)(6) below. The Landlord, in the exercise of its best efforts, shall not be required to spend more than Fifteen Thousand and 00/100 ($15,000.00) Dollars in order to remove defects in title or deliver possession as aforesaid, provided that Landlord shall not be required to correct items or matters which are the responsibility of Tenant under the Lease, and provided further that the amount that the Landlord shall be required to expend to cure defects or conditions voluntarily created by the Landlord shall not be subject to such limitation. Notwithstanding the foregoing, in the event that on the Closing Date there is a defect (an "Involuntary

Defect) in title or a condition of the Premises that was not voluntarily created by Landlord, which cannot be discharged by the payment of up to Fifteen Thousand Dollars ($15,000.00) (which amount shall be reduced by amounts previously expended by Landlord to correct such matter in preparing for the Closing), the Closing Date may, at the option of the Tenant, be extended until such time as the Involuntary Defect is removed or released, provided that in no event shall the Closing Date be extended for more than an additional ninety (90) days.

          After Tenant exercises its option to purchase the Premises as aforesaid, if Landlord receives notice of an Involuntary Defect the Landlord shall make reasonable efforts, including but not limited to seeking judicial relief with respect thereto, to remove, release or otherwise resolve the Involuntary Defect, except that Landlord shall not be requested to expend more than Fifteen Thousand Dollars ($15,000.00) (which amount shall be reduced by amounts previously expended by Landlord to correct such matter in preparing for the Closing) in connection with such efforts. Landlord shall, if required by Tenant, from time to time provide information as to the nature and status of the Involuntary Defect, and the steps being taken by Landlord to remove, release or resolve said Defect.

             (6) The Tenant may elect, at either the original or any extended time for performance, to accept such title as the Landlord can deliver to the Premises in their then condition and to pay therefor the purchase price without deduction, in which case the Landlord shall convey such title.

             (7) If, at any time before a closing following the exercise of the option hereby granted, the Premises are damaged by fire or casualty, the Landlord shall pay or assign to the Tenant at the closing all amounts recovered or recoverable on account of any insurance covering such damage less any amounts expended by the Landlord in restoring the Premises pursuant to its obligations under the Lease. If, at any time before a closing following the exercise of the option hereby granted, the Premises or any portion thereof or interest therein are taken by eminent domain or other acts of public authority hereafter arising, the Landlord shall pay or assign to the Tenant at the closing all amounts recovered or recoverable on account of any award arising from such taking, less any amounts expended by the Landlord in restoring the Premises pursuant to its obligations under the Lease or, at the option of the Tenant, the Tenant may terminate this Lease.

             (8) To enable the Landlord to make conveyance as provided in this Subsection 3(d), the Landlord may, at the closing, subject to the limitation on the Landlord's responsibilities described in this Subsection 3(d), use all or any portion of the purchase price to clear the title of any encumbrances or interests, provided that all instruments so procured are recorded simultaneously with the delivery of said Deed.

          (e) The removal of any underground storage tanks and any necessary remedial action in connection therewith (including but not limited to the excavation and removal of any oil-contaminated soil), and any other environmental clean-up, disposal and/or remediation activity contemplated by this Section may be performed while Tenant is in occupancy of the Premises and shall not give rise to any abatement of rent or other financial adjustment in favor of Tenant. Notwithstanding the foregoing, Landlord shall use reasonable efforts to minimize any interference to Tenant's use and occupancy of the Premises resulting from the performance of such work. Except for the performance of Landlord's Work, and except that all of the removable property belonging to the prior tenant of the Premises shall have been removed at no cost to Tenant prior to the Commencement Date, the Premises are being taken by Tenant in their condition as is, without representation or warranty of any kind by Landlord. Tenant specifically acknowledges and agrees that it has inspected the Premises and, except for the performance of Landlord's Work and the removal of the prior tenant's personal property as aforesaid, has found same to be satisfactory with respect to all matters, including, without limitation, with respect to structural and architectural barriers, ADA compliance matters, and with respect to lead paint, asbestos and other hazardous materials, and all other environmental matters.

          (f) Tenant acknowledges that neither Landlord nor any agent or representative or purported agent or representative of Landlord has made, and Landlord is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the physical condition of the Premises, the expenses involved in the operation, maintenance, repair and replacement of the Premises or portions thereof, or the uses which can be made of the Premises. All repairs, alterations, additions and restoration by Tenant or Landlord hereinafter required or permitted shall be done in a good workmanlike manner and in compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the building. All improvements, alterations and additions to the Building and fixtures and equipment serving it made or installed at any time and paid for by Landlord or for which Landlord has reimbursed the costs to Tenant shall be owned by Landlord and shall be part of the Building, but not signs, machinery, fixtures or equipment installed by Tenant and used in Tenant's business but not servicing the Building (the "FF&E"), nor any items installed at Tenant's expense which landlord has agreed prior to installation shall be removable by Tenant. All Tenant improvements installed as part of the Improvements Work and paid for by Tenant (beyond the reimbursement by landlord to Tenant for same), or subsequently installed by Tenant in the Premises and paid for by Tenant, shall remain the property of Tenant, but upon the expiration or earlier termination of this Lease, shall thereupon become part of the Premises and the property of Landlord without any payment for same by Landlord. Each party doing, or contracting for, any construction or other work agrees to pay for it, and discharge promptly any liens arising from it, and hold harmless the other party from any loss, cost or expense in connection therewith.

4.        QUIET ENJOYMENT

          Landlord agrees that, provided Tenant is not in default under this Lease beyond applicable notice and grace periods, Tenant shall peacefully and quietly have and hold and enjoy the Premises through the Term or until it is terminated as herein provided. Landlord represents that it is the fee owner of the Premises and has the right and authority to lease the Premises to Tenant on the terms and conditions set out herein.

5.        SUBORDINATION, ESTOPPEL CERTIFICATE.

          Tenant agrees that upon request of Landlord Tenant will execute and deliver all such instruments as may be appropriate to subordinate this Lease to any mortgages of the Premises securing notes or bonds issued by Landlord, provided that the mortgagee of the Premises shall provide Tenant with a subordination, non-disturbance and attornment agreement substantially in the form attached hereto as Exhibit SD. Any mortgagee with respect to the Premises may subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant. Thereupon this Lease shall be deemed prior in lien to such mortgage without regard to their respective dates of execution and delivery; and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed and delivered prior to the execution and delivery of the mortgage and had been assigned to such mortgagee. With respect to any future mortgagee of the Premises, Tenant agrees to execute promptly a subordination, attornment and non-disturbance agreement substantially in the form attached hereto as Exhibit SD.

          Tenant and Landlord each agree, within thirty (30) days after notice by the other, to execute, acknowledge and deliver to the other a statement in writing certifying that this Lease is unmodified and in full force and effect and that the issuing party, to the best of its knowledge, has no defenses, offsets or counterclaims against its obligations under the Lease including, with respect to Tenant, the obligation to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that to the best of the issuing party's knowledge the other party is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section may be relied upon by any prospective subtenant, assignee, purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

6.        ADDITIONAL RENT.

          6.1 Tenant shall for the Term pay, as Additional Rent, all real estate taxes, public assessments, and insurance costs with respect to the Building and Land as provided in this Section 6.

          6.2 TAXES: Tenant shall pay to Landlord, for payment to the public authorities charged with the collection thereof, all real estate taxes and water and sewer use taxes assesed on the Building and Land for all tax periods wholly included in the Term, and for any fraction of a tax period included in the Term at the beginning or end, the corresponding fraction of the real estate taxes assessed for the period. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and shall provide Tenant with a copy of said bill. Such payment shall be made by Tenant to Landlord by the later of (i) five (5) business days prior to the date such Taxes are due to be paid without interest, or (ii) ten (10) business days after receipt of the bills for such taxes. Provided Landlord has received same from Tenant on a timely basis, Landlord shall pay the real estate taxes and water and sewer use taxes assessed on the Building and Land prior to the due date therefor. Payment for the period in which the Term ends shall be made not later than the end of the Term, and if the amount is not then determinable shall be made on the basis of the last prior tax bill, with readjustment as soon as the correct amount is determinable. Landlord shall provide Tenant with evidence of such payments upon request. Real estate taxes shall not include any capital levy, franchise, estate, inheritance, succession, gift or transfer tax of Landlord, or any income, profits, or excess profits tax, charge or levy upon the income of Landlord. However, if at any time during the Term hereof a tax or excise on rents as a form of taxation is levied upon or to Landlord as a verifiable substitute in whole or in part for real estate taxes assessed on land and buildings, or either, or as an addition thereto, and not as a part of a general income tax, Tenant shall pay the same at the same times and in the same manner as hereinbefore provided with respect to real estate taxes, so far as practicable.

          6.3 ASSESSMENTS: In the event of any public special or betterment assessments, Tenant shall be responsible for the payment thereof. Landlord shall elect to have the assessments paid in installments over the longest period permitted by law, and Tenant shall pay to Landlord with respect to such share of such assessments, at least fifteen (15) days before they become due each installment, including interest, coming due during the Term, and shall pay to Landlord not later than the end of the Term for any fraction of an installment period at the end of the Term, the corresponding fraction of the installment, including interest, for the period. Landlord shall provide Tenant with evidence of the payment of such payment upon request.

          6.4 ABATEMENT PROCEEDINGS. Tenant may without postponement of payment bring appropriate proceedings in the name of Landlord or Tenant or both, for contesting the validity or amount of the taxes or assessments, or to recover payments therefor, and agrees to save Landlord harmless from all costs and expenses in connection therewith. Landlord shall cooperate with Tenant with respect to the proceedings so far as reasonably necessary. Tenant shall be entitled to amounts recovered which relate to payments made by Tenant.

          If Landlord shall receive a tax abatement or refund of Taxes with respect to any tax year within the Term, then, if Tenant shall have made any payments on account thereof, Landlord shall pay to Tenant an amount equal to Tenant's payments on account thereof, after deducting Landlord's expenses reasonably incurred in obtaining such refund, provided (i) there does not then exist a default of Tenant, and (ii) that in no event shall Tenant be entitled to have either more than the payments made by Tenant on account of Taxes for such tax year.

          6.5 INSURANCE. The insurance coverages described in Sections 6.5.1 through 6.5.5 hereinbelow shall be carried protecting Landlord and Tenant, and first payable (including the payment of the amount of any deductible limits as hereinafter set forth) in case of loss to Landlord without any deduction. Subject always to the provisions of any mortgage encumbering the Premises from time to time relating to the customary construction loan disbursement procedures of the mortgagee and upon the condition that such mortgage is not in default, Landlord, acting as an insurance trustee, shall retain such portion of the insurance proceeds received by Landlord with respect to the insurance coverages described in Scions 6.5.1 through 6.5.3 hereinbelow as required to repair and reconstruct the Building and improvements on the Premises to the extent required by this Lease, and shall remit the balance thereof to Tenant

                  6.5.1 Insurance providing for payment of replacement costs against damage by fire (including debris removal and demolition) in an amount at least equal to the replacement cost of the Building (including cost of debris removal and, if required by Landlord, the foundation, all improvements, alterations and additions to the Building and fixtures and equipment serving it made or installed at any time by either Landlord or Tenant, but not the FF&E nor that portion of Tenant's leasehold improvements for which Landlord did not pay by reimbursing to Tenant the amount described in Section 3(a) of this Lease), initially in the amount shown in Section 1, and after one (1) year, such greater amount as from time to time determined by agreement or by appraisal (such appraisal expenses to be paid by Tenant) by an accredited insurance appraiser reasonably approved by Landlord which may be required by either party whenever two (2) years have elapsed since the last such agreement or appraisal or alterations or additions increasing value have been made; or in such greater amount as required by any mortgagee of the Building and Land.

                  6.5.2 Insurance against damage by such other hazards (including earthquake and flood and those customarily referred to as extended coverage and war damage, when written) as may reasonably be required by Landlord or by any mortgage lending institution holding a mortgage on the Premises, or, if no mortgage exists on the Premises, as mortgage lending institutions generally may from time to time require in case of similar properties. Such insurance shall be initially in the amount shown in Section 1, and after two (2) years, in such greater amount as Landlord or any mortgage lending institution holding a mortgage on the Premises, or, if no mortgage shall exist on the Premises, then as mortgage leading institutions generally may from time to time require in case of similar properties.

                  6.5.3 Insurance against loss or damage from sprinklers and from leakage or explosion or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in so-called "broad form" and in such amounts as Landlord may reasonably require.

                  6.5.4 Insurance against abatement or loss of rent in case of fire or other casualty similarly insured against, in an amount at least equal to the Fixed Rent, and real estate tax payments to be made for the Building and Land during one (1) year next ensuing as reasonably determined by Landlord; and

                  6.5.5 Commercial liability insurance (including bodily injury and property damage insurance) covering Landlord and Tenant, with limits at least as high as the amounts respectively stated therefor under Section 1 of this Lease, or such higher limits in any case as Landlord may reasonably require in case of increase in risk, provided such higher limits are commercially reasonable and Landlord provides Tenant with notice thereof at least ninety (90) days prior to the renewal date for Tenant's policy.

                 6.5.6 Landlord shall obtain all required insurance and Tenant shall pay the cost thereof. Notwithstanding the foregoing, if Tenant is able to obtain any such required insurance at a cost which is less than that of the insurance obtained by Landlord, then Tenant may, at its cost and upon written notice to Landlord at least ninety (90) days prior to the annual renewal date of such insurance, obtain any required insurance. If

Tenant obtains such required insurance in accordance with the foregoing, Tenant shall pay the cost thereof and shall promptly deposit with Landlord certificates evidencing such coverage. All required insurance shall be written in companies with an AM Best rating of A- or higher which are approved by Landlord, Tenant, and any mortgagee, which approval shall not be unreasonably withheld, and in the forms customarily in use from time to time in the locality of the Building and the Land. All such policies shall provide at least ten (10) days service of written notice by registered or certified mail upon Tenant, Landlord, and upon any named mortgagee insured, of a proposed amendment or cancellation before the policy may be cancelled by the insurer for non-payment of premiums or other reason, or amended, and before the policies terminate or lapse of their own accord or by their own terms.

                  6.5.7 All insurance (except such insurance as covers Tenant's personal removable property, the FF&E, and that portion of Tenant's leasehold improvements for which Landlord did not pay by reimbursing to Tenant the amount described in Section 3(a) of this Lease), whether or not required, carried with respect to the Premises or occurrences thereon, shall include provisions designating the Landlord, Tenant and all mortgagees as additional insureds. Landlord and each such mortgagee shall be entitled to have duplicates or certificates of the policies containing these provisions. With respect to commercial liability insurance, Landlord and Tenant shall each have coverage as an additional insured which shall include coverage for the indemnification obligation of the respective other party set forth in Section 7.10. Except as to the FF&E and that portion of Tenant's leasehold improvements for which Landlord did not pay by reimbursing to Tenant the amount described in Section 3(a) of this Lease), Tenant shall not acquire as an insured under any insurance on the Building or as a payee of any such insurance proceeds, any right to participate in the adjustment of loss or to receive the proceeds therefor. Tenant agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee and to the proceeds of which Landlord is entitled. Tenant shall, at Tenant's sole expense, insure (or with Landlord's prior written consent Tenant may self-insure) its FF&E located in the Premises, and that portion of Tenant's leasehold improvements for which Landlord did not pay by reimbursing to Tenant the amount described in Section 3(a) of this Lease, against fire and other causes included in standard extended coverage. Landlord shall not unreasonably withhold or delay its consent to any request by Tenant that it be allowed to serf-insure, provided (i) that at the time of such request and at all times thereafter while Tenant is self-insuring, Tenant has a net worth of at least $25,000,000.00, and (ii) such self-insurance is undertaken by a formal program of self insurance. Tenant shall provide to Landlord public financial statements of Tenant if same exist, or if not, then with reasonably detailed and certified (by Tenant's chief financial officer) documentation of such net worth at the time Tenant request Landlord's consent to such self-insurance, and thereafter shall provide such reasonably detailed and certified documentation to Landlord within thirty (30) days of Landlord's request for same from time to time. Tenant shall also be responsible for insuring, or self-insuring, its own removable personal property. Each party, notwithstanding any provision of this Lease to the contrary, waives any rights of recovery against the other for loss or injury against which the waiving party is protected by insurance or would have been covered had the insurance required herein been maintained, reserving, however, any rights with respect to any excess of loss or injury over the amount covered by the insurance or would have been covered had the insurance required herein been maintained. No deductible shall be permitted on any policy unless the procuring party assumes all liability of such deductible and pays the amount of the deductible to the entitled party.

          6.6 SERVICES. Landlord warrants that all utilities serving the Premises are separately metered. Tenant shall contract and pay directly for the following services (or provide the same itself):

                    a) heating and air conditioning, and sewer and water service for the Premises; and

                    b) trash removal, snow and ice removal from the Premises (including the sidewalks and parking areas), landscaping and lawn cutting for the Premises, janitorial services, security services, and maintenance of all walks, roadways, loading areas, sidewalks, and parking areas within the Premises.

7.        TENANT'S COVENANTS.

          Tenant agrees during the Term and so long as Tenant's occupancy continues:

          7.1 To pay when due the Fixed and Additional Rent, and all charges by public authority or utility for water, sewer, electricity, telephone, gas, and other services furnished to the Premises, and service inspections made therefor, whether called charge, tax assessment, fee or otherwise;

          7.2 Except as provided in Section 8 below, to take good care of all trees, shrubbery and planted areas within the Premises (in at least as good condition as they are in as of the Commencement date of this Lease), to keep the Premises and all improvements therein, including without limitation, the exterior and structure (including but not limited to the roof), and all plumbing, electrical, lighting, heating, air conditioning, sprinkler and other utility systems, and other fixtures and equipment in the Premises, and the parking lot and sidewalk and walkway areas, in good order, condition, and repair, and in at least as good order, condition, and repair as they are in on the Commencement Date of this Lease, but if the Premises are thereafter improved, then in such improved condition, excepting only reasonable use and wear and damage by Landlord, its agents, contractors and employees of the foregoing, fire and other casualty or condemnation (subject to Section 8). Tenant agrees to make all repairs and replacements and to do all other work necessary for the foregoing purpose, whether the work be ordinary or extraordinary, foreseen or unforeseen, including without limitation, all interior and exterior repainting, replacement of glass injured or broken and of floor, ceiling and wall coverings and surfaces worn or damaged, and keeping walls and exterior windows and doors watertight. Tenant shall have the benefit of, and may enforce, all warranties which Landlord may have received with respect to any of the systems or components of the Premises. Tenant agrees at Tenant's expense to carry a service contract on the HVAC system in the Premises.

          If, during the Term of this Lease a capital expenditure for the repair or replacement of the parking lot or the roof or other structural element of the Building or mechanical, HVAC or other Building system, whether pursuant to this
Section 7.2, Section 7.4 or any other Section of the Lease, and after approval by Landlord of such expenditure, which approval shall not be unreasonably withheld or delayed, and shall not be required in an emergency (but Landlord shall be promptly notified of such expenditure), Tenant shall pay its pro-rata share of such capital expenditure (as hereinafter calculated), and Landlord shall pay the remainder. Tenant's pro-rata share of such capital expenditure shall be calculated by multiplying such expenditure by a fraction, the numerator of which shall be the number of unexpired months remaining in the Term of the Lease (including, for purposes of this calculation, all extension periods whether or not the same have been exercised), and the denominator of which shall be the number of months in the useful life of said capital item. If Tenant subsequently fails or elects not to exercise one or both of its extension options under Section 12, Tenant's pro-rata share of such capital expenditure shall then be re-calculated based upon such shorter Term, and any overpayment shall be promptly refunded to Tenant, upon the termination of the Lease at the end of the Term.

          7.3 Not, without on each occasion first obtaining Landlord's approval, to make any alterations or additions to the exterior of the Building, nor to erect any structures on the Premises, nor to make any interior alterations or additions (except for non-structural interior alterations neither reducing the value of the Building nor impairing its structural strength, which may be performed upon prior written notice to Landlord, but without the necessity of Landlord's consent), except for addition of fixtures and equipment which do not damage the Building nor to erect any exterior sign except with Landlord's prior written consent which shall not be unreasonably withheld and provided that any such sign is approved by all governmental authorities whose approval is required; provided further that

Tenant may make interior structural alterations that neither reduce the value of the Building nor impair its structural strength nor change the Building's footprint, subject to Landlord's prior written consent which shall not be unreasonably withheld.

          7.4 To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to clean-up and remove oil and hazardous waste material of any kind on or under the Premises, if deposited thereon by any person or entity during the Term or any extension thereof (Landlord agrees to remain responsible to applicable governmental authorities for environmental matters existing as of the Commencement Date of this Lease); to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed for periods during the Term against personal property of any kind on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, environmental, health and other codes, regulations, ordinances or laws applicable to the Premises except that Tenant may defer compliance so long as the validity or applicability of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord its agreement to indemnify Landlord against any loss, cost or expense on account thereof, and satisfactory security therefor which is reasonable under the circumstances; and to keep all Tenant's employees working in the Premises covered by worker's compensation insurance and furnishing Landlord with certificates thereof.

          7.5 Not to overload or deface the Premises or Building, nor permit any use contrary to law, or lawful ordinance, by-law, regulation or order to public authority, whether with respect to safety appliances or to alterations, repairs, or additions required as a condition for continuance of use, or otherwise; not to injure or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise or odor which is objectionable (in the exercise of reasonable judgment) to any other occupant of New England Industrial Center; nor make, allow or suffer any waste; nor make any use of the Premises which is obnoxious, offensive, or which will invalidate any of Landlord's insurance, provided that Tenant has been given notice of the provisions of such insurance; nor conduct any heavy manufacturing; nor store any hazardous waste on the Premises, whether or not requiring any filing under the Federal Resource Conservation and Recovery Act or under state law; nor use any chemicals or hazardous or toxic substances on the Premises except in accordance with all applicable local, state and federal laws with prior written notification to Landlord of the specific chemicals or substances to be used by Tenant on the Premises (provided no notice shall be required with respect to customary office and cleaning supplies).

          7.6 Not to assign, mortgage, pledge or otherwise transfer, this Lease, or any interest therein, or to sublet the Premises or any portion thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof.

          Notwithstanding the foregoing, Tenant may sublet a portion or portions of the Premises, provided Tenant first obtains Landlord's prior written consent to such sublease, which consent Landlord agrees not to withhold provided that Tenant requests same in writing, and provided (i) at the time thereof Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) Tenant shall not have sublet more than 30,000 rentable square feet in the aggregate (including the mount of rentable square feet in any sublease which is the subject of the current request for Landlord's consent); (iii) Landlord approves the reputation and business of the proposed sublessee, which approval shall not be unreasonably withheld; (iii) such consent, if given, shall not release Tenant of any of its obligations (including, without limitation, its obligations to pay rent) under this Lease and Tenant's liability after any subletting shall be joint and several with the sublessee.

          Landlord further agrees not to withhold consent to any subletting of any portion of the Premises in excess of the 30,000 square feet referred to hereinabove, provided that Tenant requests same in writing, and provided (i) at the time thereof Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) Landlord approves the reputation, business, proposed use of the Premises by, and financial responsibility of, the proposed sublessee, which approval shall not be unreasonably withheld; (iii) such consent, if given, shall not release Tenant of any of its obligations (including, without limitation, its obligations to pay rent) under this Lease and Tenant's liability after any subletting shall be joint and several with the sublessee; (iv) Tenant shall reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to subletting; (v) Tenant agrees specifically to pay over to Landlord, as Additional Rent, one-half of all sums provided to be paid under the terms and conditions of such sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease, net of the reasonable transaction costs and expenses incurred by Tenant in connection with such sublease; and (vii) a consent to one subletting to any other person shall not be deemed to be a consent to any subsequent subletting.

          Any subletting or occupancy of the Premises without Landlord's prior written consent as provided hereinabove shall be void and shall, at the option of Landlord, constitute a default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant, whether by operation of law or otherwise, without the written consent of Landlord, which consent may be arbitrarily withheld. Tenant agrees that in the event Landlord withholds its consent to any subletting contrary to the provisions of this paragraph, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. Notwithstanding the foregoing, should Tenant prevail in such an equitable action, Landlord shall be liable for all of Tenant's reasonable legal fees incurred in connection with same.

          The foregoing provisions of this Section 7.6 shall not apply to, and Landlord's consent shall not be required with respect to, transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles which is reasonably commensurate with, and sufficient to meet, the financial obligations of the "Tenant" under this Lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form and substance satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

          7.7 Intentionally omitted.

          7.8 Intentionally omitted.

          7.9 If any installment of Fixed or Additional Rent or other charge due from Tenant to Landlord under this Lease is not paid within ten (10) days after the date due, and if during the same calendar year any other installment of Fixed or Additional Rent or other charge due from Tenant to Landlord under this Lease was not paid within ten (10) days after the date due, then such late payment shall bear interest from the due date at the prime commercial rate of the Bank of Boston, as adjusted from time to time, plus 2% per annum, but in no event more than the maximum rate of interest allowed by law; and such payment shall be Additional Rent.

          7.10 Tenant shall defend, with counsel reasonably acceptable to Landlord, save harmless, and indemnify Landlord from any liability which is insurable under commercially standard insurance policies for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) whatsoever caused by Tenant, its employees, agents, independent contractors, or invitees, or by Tenant's use and occupancy of the Premises, or from any use made or thing done or occurring on the Premises, excluding such liability resulting from the acts or omissions of Landlord and it agents and employees.

          Landlord shall defend, with counsel reasonably acceptable to Tenant, save harmless, and indemnify Tenant from any liability which is insurable under commercially standard insurance policies for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without implied limitation, reasonable counsel fees) whatsoever caused by any negligent act or willful misconduct of Landlord, its employees, agents, and independent contractors occurring during the entry of any such persons on the Premises, excluding such liability resulting from the acts or omissions of Tenant and it agents and employs.

          7.11 To use the Premises only for the Tenant's Uses (as defined in Section 1), and to procure any licenses and permits from time to time required therefor; not to permit or carry on any sales at retail (including any auction, discount, markdown, fire "going out of business", bankruptcy or similar sales); not to permit open storage on the Premises detrimental to the appearance of a garden-type industrial development;
and to require loading and unloading, and parking of cars for employees, customers and visitors, in connection with Tenant's business, to be done so far as practicable on the Premises and not on adjacent streets;

          7.12 Upon reasonable notice, to permit Landlord to examine the Premises at reasonable times, and during the six (6) month period prior to expiration of the Term to show the Premises to prospective purchasers and tenants, and keep affixed in suitable places, without obstructing Tenant's signs or displays, notices for letting and selling; and

          7.13 At the expiration of the Term, or earlier termination of this Lease, promptly to yield up, broom-clean and neat, reasonable wear and tear and damage by casualty or condemnation excepted (but with all of Tenant's obligations under Articles 7 and 8 hereunder fulfilled and completed), the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building (except as otherwise allowed pursuant to Subsection 3(f)); and to remove Tenant's FF&E, and to repair any damage caused by the removal. Tenant shall, at its sole cost and expense, furnish Landlord, not later than the expiration of the Term of this Lease, a survey and report by an engineering firm qualified to make reports under Massachusetts General Laws Chapter 21E and reasonably acceptable to Landlord, stating that the Premises have been examined for off and hazardous waste, including any subsurface exploration and testing that may be recommended by such engineering firm, based upon its initial inspection of the Premises, in order to ascertain the presence of same, and that no such substances were found on the Premises in excess of those described in Landlord's 21E Report (such conditions or circumstances in excess of Landlord's 21E Report, the "Excess Contamination"), or that such Excess Contamination was found, but cleaned up and disposed of by Tenant and that the Premises at the time of such report are then free of such Excess Contamination, and Tenant agrees at its sole cost and expense to perform such clean-up and disposal of such Excess Contamination so that such report may be rendered to

Landlord on a timely basis. Notwithstanding the foregoing, if Tenant can demonstrate by clear and convincing evidence (which may include, for example the chemical nature, off- Premises geographical source, the third-party responsible for, and approximate time of the subject discharges) that such Excess Contamination or identifiable portion thereof was caused by a third party other than Tenant, its employees, agents, independent contractors and invitees, Tenant shall not be liable to Landlord for cleanup or removal or remediation of such Excess Contamination or identifiable portion thereof, as the case may be. If requested by Landlord, Tenant shall at its cost, provide Landlord with an analysis by an environmental engineering firm qualified pursuant to Massachusetts General Laws Chapter 21E to support any conclusion of non-liability advanced by Tenant.

8.        CASUALTY OR TAKING.

          8.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Fixed Rent and Additional Rent payable by Tenant shall abate equitably (based upon the nature and degree of impact) for the period in which, by reason of such damage, there is more than de minimus interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end on the earlier of (i) the expiration of the payment to Landlord of rent insurance for the Fixed Rent and Additional Rent, or (ii) the date on which Tenant resumes occupancy of the affected space for Tenant's Uses. If the Premises shall be affected by any exercise of the power of eminent domain, Fixed Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

          8.2 RIGHT OF TERMINATION.

              (a) TENANT'S RIGHT. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that same cannot, in ordinary course, reasonably be expected to be repaired within 180 days from the date of such casualty), or if any material part of the Building or parking area is taken by any exercise of the power of eminent domain, then Tenant shall have the right to terminate this Lease by giving notice of its election to do so within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

              (b) LANDLORD'S RIGHT. If (i) during the last two (2) years of the Term, as the Term may be extended pursuant to Section 12 hereinbelow, the Premises or the Building are substantially damaged by fire or casualty, or (ii) at any time during the Term any material part of the Building or parking area is taken by any exercise of the power of eminent domain, or
(iii) at any time during the Term the Premises or the Building are substantially damaged and if Landlord's loss of Annual Fixed Rent and Additional Rent hereunder is not being fully covered by rental insurance payments to Landlord, or by payments of such Annual Fixed Rent and Additional Rent to Landlord by Tenant, then in any such events Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of its election to do so within sixty (60) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

          8.3 RESTORATION. If this Lease shall not be terminated pursuant to
Section 8.2, Landlord shall thereafter use due diligence to restore the Premises (excluding the Improvement Work and other alterations, additions or improvements made or installed by Tenant or on Tenant's behalf, and Tenant's FF&E) to proper condition for Tenant's use and occupation, but Landlord's restoration obligation shall only be to the extent of available insurance proceeds or taking award, as the case may be. Any mortgage encumbering the Premises shall permit insurance proceeds to be used for restoration, subject to the customary construction loan disbursement procedures of the mortgagee and further provided that such mortgage is not in default. Landlord's obligation to restore the Premises shall not include Tenant's personal property or the FF&E or any alterations, additions or improvements made or installed by Tenant or on Tenant's behalf, but such insurance proceeds may be used by Tenant to replace the Improvement Work and other alterations, additions or improvements made or installed by Tenant or on Tenant's behalf, but only to the extent of the availability of insurance proceeds for same after applying the insurance proceeds which are required for the restoration of the base Building. If such insurance proceeds are insufficient Tenant may, at its option, pay for the remainder of the restoration at its own sole cost and expense. If, for any reason, such restoration shall not be substantially completed within six (6) months (which six-month period shall be extended for such periods of time, not to exceed sixty (60) days in the aggregate, as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control) from the date of the casualty or the effective date of the taking, Tenant shall have the right to terminate this lease by giving written notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after the giving of such notice unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

          8.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

          Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and a claim for the alterations, additions, installations and improvements made by or for the account of Tenant in the Premises, but not more than the total of actual expenditures by Tenant for such alterations, additions, installations and improvements, subtracting from such expenditures the amounts reimbursed to Tenant by Landlord, less depreciation from the respective dates of the making of such alterations, additions, installations or improvements to the date of the taking computed on a straight-line basis over the original Term of this Lease plus any extensions thereof the options for which have been exercised prior to such taking, or the useful life of such items, whichever is shorter. Such right of Tenant shall be subject and subordinate to the application of all such awards to the prior payment in full of all first mortgages at the time of such taking on the Land, the Building, or the Premises, provided that (a) such mortgages do not encumber property other than the Land, the Building, or the Premises, or secure obligations unrelated to the Land, the Building, or the Premises, and (b) in applying such awards to the payment of the aforesaid claims of such mortgages, Landlord's share of such award shall be applied and exhausted first before any portion of Tenant's share of such award is so applied.

          8.5 TEMPORARY TAKING. In the event of any taking of the Premises or any part thereof for temporary use (defined as a period of six (6) months or less), (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 7.13 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

9.        DEFAULT.

          9.1 EVENTS OF DEFAULT: (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for fifteen (15) days after written notice from Landlord designating such default (provided that in the event Tenant has been in such default after such written notice from Landlord on more than two occasions in any calendar year, Tenant shall not be entitled to any notice from Landlord with respect to a subsequent default of Tenant during such calendar year with reset to the payment of Fixed Rent or Additional Rent and such nonpayment which continues for five (5) days after the due date shall be an event of default); or if Tenant has not commenced diligently to correct any other default or defaults within thirty (30) days after notice from Landlord to Tenant specifying the default or defaults, or Tenant is not, after such commencement, diligently pursuing such correction to completion, or (b) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (c) if Tenant's leasehold interest shall be taken on execution, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest or if a receiver, trustee, custodian or creditor shall take possession of Tenant's leasehold interest, and such lien, encumbrance or possession is not discharged or terminated within sixty (60) days thereafter, or (e) if a petition is filed by Tenant or any guarantor of Tenant under any provision of the Bankruptcy Code as then in force and effect, or under any other federal or state law relating to bankruptcy or insolvency, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, and Landlord, with notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects by at least sixty (60) days prior notice to Tenant, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant

          9.2 REMEDIES. (a) Tenant further covenants as additional and cumulative obligations after any such termination to pay punctually to Landlord all the sums which Tenant covenants in this Lease to pay in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited, with any amount paid to Landlord as compensation as in this Section provided, and shall also be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting (but to the extent such expenses are for the construction of improvements for the next tenant, the same shall be amortized over the term of the new tenant's lease, and Tenant shall be responsible for the portion of same falling within what would have been the balance of the Term of this Lease), it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as is commercially reasonable to relet the same, and no reasonable action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

          (b) In the event that this Lease is terminated under any of the provisions herein contained or shall be otherwise terminated for breach of any obligation of Tenant, at Landlord's election Tenant shall pay to Landlord upon demand, as liquidated final damages and in lieu of all current damages set forth in Subsection 9.2(a) beyond the date of such demand (in view of the uncertainty of prompt re-letting and the expense entailed in reletting the Premises), at Landlord's election either (i) an amount equal to the total rent and other sums due hereunder and payable for and in respect of the twelve (12) month period next preceding the date of termination (or such shorter period as may then have been remaining in the Term of the Lease but for such termination), as aforesaid; or (ii) the present value of the total rent reserved for the remainder of the Term less the present value of the rental value of the Premises for said remainder of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Notwithstanding the foregoing, in the event Landlord elects to recover from Tenant the amount described in clause (i) and Tenant then pays such amount to Landlord, and Landlord, after termination of this Lease, rents the Premises or any portion thereof to a different tenant(s), Landlord shall refund to Tenant an amount equal to (i) the rent received from said new tenant for the one (1) year period following Landlord's demand for liquidated final damages less (ii) the amount of unpaid Fixed Rent and Additional rent owing by Tenant up to the date of the termination of this Lease plus Landlord's expenses, including reasonable attorney's fees, incurred on account of Tenant's default.

          Notwithstanding which remedy Landlord elects to pursue, Landlord shall use good faith efforts to mitigate damages, relet the Premises and to collect rent under any such reletting.

          Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be grater than, equal to, or less than the amount of the loss of damages referred to above.

          9.3 REMEDIES CUMULATIVE. Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

          9.4 RIGHTS TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time before Tenant has done so, (a) any default by Tenant under this Lease continuing beyond any applicable grace period and after an additional five (5) days prior written notice (except in the case of emergency) or, (b) in an emergency where notice is not practical, any default by Tenant (but only to the extent reasonably necessary to remedy the emergency situation); and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the prime commercial rate at The First National Bank of Boston, as adjusted from time to time, plus 2% per annum, from the date of notice of payment by Landlord to the date of payment by Tenant.

          9.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

         The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

          9.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due, and no acceptance by Tenant of a lesser sum than then due by Landlord, shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to the other's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.       NOTICE OF LEASE: OTHER PROVISIONS.

          10.1 Tenant and Landlord each agree that this Lease shall not be recorded. Upon request of either party both parties shall execute and deliver a notice of lease in statutory form appropriate for recording and acknowledging the date the Term begins, and if this lease is terminated before the Term expires an instrument in such recordable form acknowledging the date of termination of this Lease. Whenever any notice, approval, consent or request is given pursuant to this Lease, it shall be in writing. Communications, unless otherwise specified by fifteen (15) days' prior notice, shall be addressed to the party's address stated in Section 1 above. Any communication so addressed shall be deemed duly served, if mailed by registered or certified mail, return receipt requested, upon the earlier of (i) three (3) days after mailing within the continental United States, or (ii) receipt of same. If Landlord by notice to Tenant at any time designates an agent to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice is received by Tenant from Landlord of termination of the agency. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises, including, without limitation, rents, income, profits and insurance related to the Premises, but not upon other assets of Landlord not related to the Premises, except in the case of fraud or misapplication of funds. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Tenant shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder; the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord and Tenant shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Landlord or Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by Lease and provided further that the foregoing provisions of this sentence shall not limit the right of either party to name the other or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord or Tenant.

          10.2 Tenant warrants and represents that it has no dealings with any broker or agent, other than Whittier Partners, in connection with this Lease and covenants to defend with counsel reasonably approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any broker or agent other than above specified based on Tenant's dealing with such broker or agent in connection with this Lease or the negotiation thereof, if such broker or agent was not retained by Landlord. Landlord warrants and represents that it has had no dealings with any broker or agent other than the above specified in connection with this Lease and covenants to defend with counsel approved by Tenant, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for any compensation, commission or charge claimed by the above specified or any other broker or agent not retained by Tenant based on Landlord's dealings with such broker or agent in connection with this Lease or the negotiation thereof.

11.       HOLDING OVER.

          If Tenant remains in possession of the Premises after the expiration of the Term of this Lease, at Landlord's option exercised by written notice to Tenant, Tenant shall be deemed to be a tenant from month-to-month only, at one and one-half (1.5) times the monthly Base Rent rate in effect during the last month of the expired Term, and governed in all other things, except as to the duration of the Term, by the provisions of this Lease. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Either party may then terminate such month-to-month tenancy by giving the other party at least thirty (30) days prior written notice of termination.

                                      -41-

                                      -42-

          WITNESS the execution under seal in quadruplicates as of the date above first written

                           DESIGNS, INC.


                           By: /S/ [ILLEGIBLE]
                               ----------------------------------

                           Title: President


                           G.W.B. TRUSTS


                           By: /S/ [ILLEGIBLE]
                               ----------------------------------
                                                              ,as
                               Trustee but not individually



                           By: /S/ [ILLEGIBLE]
                               ----------------------------------
                                                              ,as
                               Trustee but not individually


                           A.C.F. TRUSTS


                           By: /S/
                               ----------------------------------
                                                              ,as
                               Trustee but not individually

                           By: /S/ WILLIAM F. MCNAMARA, JR.
                               ----------------------------------
                               William F. McNamara, Jr., as
                               Trustee but not individually

                           R.C.L. TRUSTS


                           By:/S/ [ILLEGIBLE]
                               ----------------------------------
                                                              ,as
                               Trustee but not individually

                           By: /S/ ARTHUR G. CARLSON
                               ----------------------------------
                               Arthur G. Carlson, as
                               Trustee but not individually

                                    EXHIBIT A

          A certain parcel of land with the building and improvements thereon (approximately 80,170 square feet) situated on B Street in the New England Industrial Center, Needham, Massachusetts, and shown as Lot 27 on Land Court Plan No. 24606A (Sheets 6 and 7) and bounded and described as follows:

SOUTHEASTERLY           by land now or formerly of American Can
                        Company by a line in B Street, five hundred
                        seven and 52/100 feet;
SOUTHWESTERLY           by Lot 28 on said plan, twenty-eight feet
                        on a line in B Street, and three hundred
                        seventy-nine and 19/100 feet;
NORTHWESTERLY           by Lot 13 on said plan ninety-six and 15/100
                        feet;
NORTHEASTERLY           by land now or formerly of Penn Mutual Life
                        Insurance Company, shown as Lot 14 on said
                        plan, and Lot 23 on said plan, twenty-eight
                        and 54/100 feet;
NORTHWESTERLY           by said Lot 23 four hundred eight and 86/100
                        feet; and
NORTHEASTERLY           by Lot 26 on said plan, three hundred fifty
                        feet and (on a line in B Street)
                        twenty-eight feet.

          Containing 180,000 square feet of land, more or less.

          Being a portion of the premises described in Certificate of Title No. 56447 issued by the Norfolk Registry of the Land Court, and the same are subject to and have the benefit of the restrictions, easements and spur track rights therein referred to so far as now in force and applicable, and the Lessor reserves the right, subject to giving Lessee 30 days advance written notice, to construct, maintain and use for service to said Lot 28 a spur track over any of the areas marked "Spur Track Easement" on said plan, but only to the extent required by the aforesaid restrictions, easements and spur track rights.

                                    EXHIBIT B

                             PLAN TO ACCOMPANY LEASE

                                       IN

                                 NEEDHAM. MASS.

                                   EXHIBIT SD

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

          THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT, dated as of , 1995, is made by and between Designs, Inc., a Massachusetts corporation with a principal place of business at (hereinafter, the "Tenant"), ,Trustees under Declaration of Trust dated March 30, 1955, filed as Documents 182959,* with Norfolk Registry District of the Land Court, as amended (hereinafter, the "Borrower"), and BayBank, a Massachusetts trust company having an office for purposes hereof at 858 Washington Street Dedham, Massachusetts (hereinafter, the "Bank"), the Mortgagee under a certain Mortgage, Security Agreement and Assignment granted by the Borrower to the Bank dated, 1994 (hereinafter, the "Mortgage").

                                             * 182958, and 182960

                                   WITNESSETH:

          WHEREAS, the Borrower is the owner of real property with buildings and improvements thereon located at 66 B Street, Needham, Massachusetts (hereinafter, the "Premises") as further described in Certificate of Title No. filed with the Norfolk District Land Registry Office (hereinafter, the "Registry") ; and

          WHEREAS, the Tenant and the Borrower have entered into a certain Lease Agreement dated (hereinafter, said Lease Agreement shall be referred to as the "Lease") with respect to the Premises, Notice of which Lease is to be filed with the Registry; and

          WHEREAS, the Borrower has entered or is to enter into a loan arrangement with the Bank pursuant to which the Borrower shall grant a mortgage in the Premises to the Bank and collaterally assign the Borrower's interest in the Lease to the Bank, as provided in the Mortgage; and

          WHEREAS, the Bank has indicated that the Bank requires as a condition to the establishment of such loan arrangement an agreement with the Tenant as to the priority of the Lease and the relative rights of the Bank and Tenant thereto,

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, the Tenant, the Borrower, and the Bank hereby agree as follows:

          1. REPRESENTATIONS BY TENANT AND BORROWER. The Tenant and the Borrower hereby represent and warrant the following:

              a) That the Lease is complete statement of the agreement between the parties thereto with respect to the letting of the Premises;

              b) That the Lease is currently in full force and in effect according to its terms (but the term thereof has not yet commenced) and is a binding obligation of the Tenant as of the date hereof; and

              c) That the Tenant is not now in default under any term or terms of the Lease and that it has no knowledge of any default or claim of default on the part of, or claim of offset against the rent or any other sum or sums payable under the terms of the Lease to, the Borrower under the Lease.

              d) That the Tenant has not made any assignment for the benefit of creditors nor filed any petitions or instituted any proceedings under the bankruptcy or similar laws of the United States or of any state, and that there are currently no such petitions or proceedings pending or threatened against the Tenant.

          2. CONSENT TO ASSIGNMENT BY TENANT. The Tenant hereby consents to the assignment of the Lease and the rents thereunder to the Bank pursuant to the Mortgage. Upon notification by the Bank to the Tenant of the exercise of the Bank's rights under the Mortgage, the Tenant shall pay rent and any other sums payable under the terms of the Lease directly to the Bank. Without limiting the foregoing, the Tenant hereby acknowledges and agrees that the Bank shall have no duties or obligations with respect to the Lease until the Bank has notified the Tenant of the Bank's assumption of the Borrower's obligations under the Lease, or until the Bank has made entry under or foreclosed upon the Mortgage or has taken actual possession of the Premises.

          3. COVENANTS. Regardless of whether or not the Bank has notified the
Tenant of the exercise by the Bank of its rights          under the Mortgage,
the Tenant hereby agrees as follows:

             a) Except in accordance with the terms of the Lease, not to cancel, terminate, surrender, amend or modify the Lease or any term thereof, nor consent to or accept any such cancellation, termination, surrender, amendment or modification thereof, nor permit any event reasonably within the Tenant's control which would operate to terminate, surrender, or cancel the Lease provided that Tenant is so obligated under the terms of the Lease;

             b) Except in accordance with the terms of the Lease, or as previously approved by Landlord, not, without prior written consent of the Bank, to make or cause to be made, any structural additions, alterations, or improvements, to the Premises; and

             c) Except in accordance with the terms of the Lease, not, without prior written consent of the Bank, to assign or sublet its interest in the Premises or any portion thereof.

          4. BANK'S OPPORTUNITY TO CURE DEFAULT. Regardless of whether the Bank has notified the Tenant of the Bank's exercise of its rights under the Mortgage, the Tenant shall notify the Bank of any default on the part of the Borrower under the Lease. Except in accordance with the terms of the Lease, no such default shall entitle or allow the Tenant to cancel or terminate the Lease, or abate the rent or any other sums owing thereunder, or exercise any other remedy afforded by the Lease or applicable law, unless the Bank fails to cure or cause to be cured, the specified default within 30 days of receipt of such notice, or within such longer time as may be required for cure due to the nature of such default, provided the cure is commenced within said 30-day period and thereafter diligently prosecuted to completion, and provided that said notice is duly given.

          5. SUBORDINATION OF LEASE. The Tenant hereby agrees and acknowledges that the Lease and any extensions of said Lease or its terms shall be subordinate and subject to the lien of the Mortgage and any renewals, extensions, modifications or replacements thereof as though the Mortgage and any such renewal, extension, modification, or replacement thereof had been executed, acknowledged and delivered prior to the Lease and recorded prior to the Lease or any notice of the Lease. The Mortgage provides, among other terms, that provided there is no Event of Default thereunder, insurance proceeds paid to the Bank as a result of casualty loss shall be disbursed for repair and restoration of the Premises in accordance with the customary construction lending disbursement procedures of the Bank.

          6. ATTORNMENT BY TENANT. The Tenant further attorns to the Bank and agrees that, in the event of the exercise by the Bank of its rights under the Mortgage, and the taking of possession or the acquisition of title by the Bank, pursuant to the Mortgage, whether through foreclosure proceedings or otherwise, the Tenant shall recognize the Bank and its successors, whether through foreclosure sale or otherwise, as the landlord under the Lease and the Lease shall continue in full force and effect in accordance with its terms and the Bank and Tenant shall be bound thereby. The Tenant agrees that any person to which the Tenant shall attorn hereunder shall not be liable for any action or omission of any prior landlord under the Lease including the Borrower, nor shall such person be subject to any offsets or claims thereof or defenses which the Tenant may have against any prior landlord, including the Borrower, except as expressly provided under the Lease.

          7. NONDISTURBANCE BY BANK. The Bank hereby agrees that for so long as the Tenant duly and promptly performs all its obligations under the Lease and this Agreement, the Bank will not, in taking possession of or acquiring title to the Premises or otherwise exercising its rights under the Mortgage, whether through foreclosure or otherwise, disturb the possession and other rights of the Tenant under the Lease and will recognize Tenant's rights under the Lease and accept the Tenant as lessee under the terms and conditions and for the entire duration of the term of the Lease. The Bank shall not, however, be bound by any amendments or modification of the Lease made without the written consent of the Bank, or by any liabilities of the Borrower arising under the Lease prior to the date the Tenant has given notice thereof to the Bank.

          8. EXTENSIONS AND RENEWALS. This Agreement shall include and apply to any extensions and renewals of the terms permitted by the Lease.

          9. AMENDMENTS. This Agreement may not be waived, changed, or
discharged orally, but only by agreement in writing and            signed by the
Bank, the Borrower, and the Tenant, and any oral waiver, change, or discharge of this Agreement or any provision hereof shall be without authority and shall be of no force and effect.

          10. CAPTIONS. Paragraph captions are included herein for reference only, and shall in no way constitute any part of this Agreement nor define or limit any of the provisions hereof.

          11. SEVERABILITY. The invalidity of any provision of this Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provisions hereof.

          12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each party's respective heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of each party's successors and assigns.

          13. NOTICES. All notices, demands and other communications made in Agreement shall be made to the following addresses (each of which may be changed upon seven (7) days written notice to all others) given by hand, by telegram, or by certified or registered mall, return receipt requested, or by Federal Express or other recognized overnight courier with receipt as follows:

         If the Bank:        BayBank
                             858 Washington Street
                             Dedham, Massachusetts
                             Attention: Patricia A. Moynihan,
                                        Assistant Vice President

         With a copy to:     Riemer & Braunstein
                             Three Center Plaza
                             Boston, Massachusetts 02108
                             Attention: Martha S. Faigen, Esquire

         If to the Tenant:   Designs, Inc.
                             66 B Street
                             Needham, Massachusetts 02194
                             Attention: President or Chief Financial Officer

         With a copy to:

Any such notice shall be deemed received the earlier of (i) two (2) days after the mailing of such notice in accordance with the terms and conditions and to the addresses provided above, or (ii) the date on which the notice is delivered by hand or by telegram to the address and to the individual provided above, or
(iii) one business day following delivery of such notice to such overnight courier and addressed to the individual as provided above.

          14. APPLICABLE LAW. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Commonwealth of Massachusetts. The Tenant submits itself to the jurisdiction of the courts of said Commonwealth for all purposes with respect to this Agreement and the Tenant's relationship with the Bank.

         Witness the execution hereof under seal the day and year first above written.

                                  Designs, Inc.
                                                             ("Tenant")

                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                  BayBank
                                                             ("Bank")

                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                  -----------------------------------
                                                         , Trustee as
                                  aforesaid and not individually
                                                             ("Borrower")


                                                         , Trustee as
                                  aforesaid and not individually
                                                              ("Borrower")

                          COMMONWEALTH OF MASSACHUSETTS

                    ,SS                                                   , 1995

          Then personally appeared before me                        , the
                      of Designs, Inc. and acknowledged the foregoing to be the free act and deed of said corporation, before me,



                                  -----------------------------------
                                  Notary Public
                                  My Commission Expires:
                                                        -------------

                                    EXHIBIT B

                               LEASING PLAN AREA B

                                    EXHIBIT C

                                SUBTENANT'S WORK

          The Subtenant shall provide and perform the following at its sole cost and expense:

                                EXHIBIT C CONSISTS OF
                                Title Sheet A1 and A2

                                Atreve Software, Inc.
                                66 B Street
                                Needham, MA

                                July 1, 1998

                                Architects
                                Bryer Architects
                                160 Second Street
                                Cambridge, MA 02142
                                (617) 354-2360

                                List of Drawings
                                A1 - Floor Plan
                                A2 - Details

                                    EXHIBIT D


                               SUBLANDLORD'S WORK

The Sublandlord shall perform the following:

1. Reinstall 14 metalumen fluorescent light fixtures as per plan (with respect only to the area shown outlined in yellow on said plan) dated 12/15/95 entitled, A-301N reflected ceiling plan, and incorporated herein by reference.

2. Paint existing drywall that separates Subleased Premises from the portion of the Building occupied by the Sublandlord.

3. Install canopy at entrance to Subleased Premises as shown on drawing ("sketch") from Add, Inc., dated 6/16/98, and incorporated herein by reference.

4.        Clean carpet within the Subleased Premises.

                               EXHIBIT D (PAGE 2)

                                    EXHIBIT E

                              1998 HOLIDAY SCHEDULE

                                                                       EXHIBIT F

To:       All Office Associates

From:     Ann-Marie Driscoll

THE FOLLOWING IS A LIST OF HOLIDAYS TO BE OBSERVED IN THE HOME OFFICE

 Monday, February 16            President's Day        [image]          1/2 Day*
    Monday, May 25               Memorial Day          [image]          OFF
   Friday, July 3*             Independence Day        [image]          OFF**
 Monday, September 7              Labor Day            [image]          OFF
  Monday, October 12             Columbus Day          [image]          OFF
Wednesday November 11           Veteran's Day          [image]          1/2 Day*
Thursday, November 26          Thanksgiving Day        [image]          OFF
 Friday, December 25            Christmas Day          [image]          OFF
  Friday, January 1             New Year's Day         [image]          OFF

            *All Associates may take either the morning or afternoon
                           as their half-day holiday.

         **As July 4 is a Saturday, we will have July 3 off instead to have a long holiday weekend.

                This Policy is subject to change without notice.

                                    EXHIBIT G

                                                                   DESIGNS, INC.

                                                                    JULY 9, 1997
                          I. ENTRANCES AND LOBBY AREAS

A.       DAILY
         -----
          1.        Police outside lobby entrances (interior only).
          2.        Remove trash and replace soiled liners.
          3.        Empty and wipe exterior ashtray (side entrance only).
          4.        Sweep and damp mop tile floor (Note: Front is slate).
          5.        Vacuum carpet (spot clean as needed).
          6. Dust all horizontal and vertical surfaces (includes seating).

B.       WEEKLY
         ------
          l.        Wash and squeegee clean all entrance door glass.
          2.        Polish reception furniture.
          3. Vacuum hard-to-reach areas under and behind furniture and edges-weekly.

C.       MONTHLY
         -------
          1.        Clean heating and A/C diffusers


                II. OFFICES, EXECUTIVE AREAS AND CONFERENCE ROOMS

A.       DAILY
         -----
          1.        Remove trash and replace soiled liners.
          2.        Vacuum carpet (spot clean as needed).
          3.        Spot clean walls, doors and woodwork.
          4.        Dust horizontal and vertical surfaces.
          5.        Spot clean partitions and office glass.
          6.        Reposition furniture as required.

B.       WEEKLY
         ------
          1.        Clean telephones with an appropriate solution.

C        MONTHLY
         -------
          1. Vacuum hard to reach areas under and behind furniture and edges.
          2.        Clean heating and A/C diffusers.

                                                                   DESIGNS, INC.

                                                                    JULY 9, 1997

          III. WORKSTATION AREAS, CORRIDORS AND SHIPPING AND RECEIVING

A.       DAILY
         -----

         l.         Remove trash and replace soiled liners.
         2.         Vacuum carpet (spot clean as needed).
         3.         Dust horizontal and vertical surfaces (includes partitions).
         4.         Spot clean walls, doors and framework.

B.       WEEKLY
         ------

         1.         Clean telephones with an appropriate solution.
         2.         Clean showroom glass (interior and exterior).
         3.         Spray buff corridor.

C.       MONTHLY
         -------

          1. Vacuum hard-to-reach areas under and behind furniture and edges.
          2.        Clean heating and A/C diffusers.

         IV. MAIN KITCHEN KITCHENETTES, EXECUTIVE KITCHEN, COPY STATIONS

A.       DAILY
         -----

          1.        Remove trash and replace soiled liners.
          2.        Vacuum carpet (spot clean as needed).
          3.        Sweep and damp mop any tiled flooring.
          4. Wash table and counter, tops, using a germicidal detergent solution.
          5.        Wipe down seating (chairs and banquette) to remove crumbs.
          6.        Spot clean walls, doors and cabinets.
          7.        Wash and sanitize all sinks and appliances.

B.       WEEKLY
         ------

          1.        Spray buff tile floors, as necessary.

                                  V. RESTROOMS

A.       DAILY
         -----

          1.        Remove trash and replace soiled liners.
          2.        Refill dispensers (supplied by cleaning company).
          3.        Sanitize urinals, sinks and toilets.
          4.        Polish minors and chrome fittings.
          5.        Sweep and damp mop, using a germicidal detergent solution.
          6.        Spot clean wails adjacent to fixtures.
          7.        Dust horizontal and vertical surfaces.

                                                                   DESIGNS, INC.

                                                                    JULY 9, 1997

                            V. RESTROOMS - CONTINUED
                               ---------------------

B.       WEEKLY
         ------

          1.        Sanitize showers.

C.       MONTHLY
         -------

          1.        Sanitize partitions completely.

          2.        Clean exhaust fans.

                                VI. GENERAL WORK
                                    ------------

A.       QUARTERLY
         ---------

          1.        Machine scrub tile flooring. MONTHLY

B.       SEMI-ANNUALLY
         -------------

          1.        Dust hanging lights, ductwork, pipes, cable bays.

C.       ANNUALLY
         --------

          1. Strip, seal and apply 2 coats of floor finish on all tile floors. SEMI ANNUALLY